CDG INVESTMENTS INC.

(Vendor)

- and -

TYLER RESOURCES INC.

(Purchaser)

MINERAL CLAIM

PURCHASE AND SALE AGREEMENT

BAHUERACHI PROPERTY, MEXICO

DATE:  DECEMBER 12, 2003

MINERAL CLAIM PURCHASE AND SALE AGREEMENT

BAHUERACHI PROPERTY, MEXICO

THIS AGREEMENT made as of the 12th day of December, 2003

BETWEEN:

CDG INVESTMENTS INC., a body corporate incorporated under the laws of Alberta and having an office at Suite 500, 926-5th Avenue S.W., Calgary, Alberta, T2P 0N7

(the "Vendor")

-

and -

TYLER RESOURCES INC., a body corporate incorporated under the laws of Alberta and having an office at Suite 500, 926-5th Avenue S.W., Calgary, Alberta, T2P 0N7

(the "Purchaser")

WHEREAS the Vendor has agreed to sell the Assets to the Purchaser and the Purchaser has agreed to purchase the Assets from the Vendor on the terms and conditions set forth herein;

NOW THEREFORE in consideration of the premises and the mutual covenants and warranties herein contained, the parties agree as follows:

ARTICLE I  - INTERPRETATION

1.1

Definitions.  In this Agreement the following terms have the following meanings unless otherwise provided or the context otherwise requires:

(a)

"Acquisition" means the acquisition of the Assets upon the terms set forth in this Agreement;

(b)

"Affiliates" has the meaning ascribed thereto in the Securities Act (Alberta);

(c)

"Agreement" means this Purchase and Sale Agreement, including the recitals hereto and any Schedules;

(d)

"Assets" means both the Vendor's 40% interest in the Mineral Claims and shares of, or entitlement to shares of Recursos Tyler S.A. de C.V.;

(e)

"Business Day" means a day other than Saturday, Sunday or a statutory holiday in Calgary, Alberta;

(f)

"Closing" means the transfer of title to the Assets, the payment by the Purchaser of the Purchase Price and the delivery of all documents required hereby;

(g)

"Closing Date" means the date upon which Closing occurs, which date will, subject to the terms of this Agreement, be as agreed in writing by the Vendor and the Purchaser;

(h)

"Closing Time" means 9:00 a.m. (Calgary time) on the Closing Date or such other time as may be mutually agreed to by the Parties;

(i)

"Environmental Liabilities" means all Losses and Liabilities pertaining to the Assets in respect of the environment, whether or not caused by a breach of the Regulations and whether or not resulting from operations conducted with respect to the Assets, including Losses and Liabilities related to:

(i)

the transportation, storage, use or disposal of toxic or hazardous substances or hazardous, dangerous or non-dangerous mining substances or waste,

(ii)

the release, spill, escape or emission of toxic or hazardous substances,

(iii)

any other pollution or contamination of the surface, substrate, soil, air, ground water, surface water or marine environments, and

(iv)

any obligations imposed by the Regulations to protect the environment or to rectify environmental problems;

(j)

"Escrow Agreement" means an escrow agreement, in the form prescribed by the TSXVE, to be entered into by the Vendor, the Purchaser and the registrar and transfer agent for the Tyler Shares, if so required by the TSXVE;

(k)

"Effective Date" means November 12, 2003;

(l)

"GST" means the goods and services tax provided for under the Excise Tax Act (Canada), as amended, and the regulations thereunder, or any successor or parallel federal or provincial legislation that imposes a tax on the recipient of goods and services;

(m)

"Historical Activities" means all activities, work and operations carried out by any Third Party prior to the Effective Date and on or with respect to the lands falling within the boundaries of the Mineral Claims;

(n)

"Historical Data" means any and all information, data, maps, drill logs, assay results, and reports (both factual and interpretative) with respect to any exploration, mining or other operations carried out by Third Parties on or with respect to the ground now comprised within the Mineral Claims;

(o)

"Historical Liabilities" means any Losses and Liabilities, including Environmental Liabilities, arising as a result or consequence of, or in connection with or directly or indirectly related to, Historical Activities;

(p)

"Losses and Liabilities" means all claims, liabilities, actions, proceedings, demands, losses, costs, penalties, fines, damages and expenses which may be sustained or incurred by any of a Party, its directors, officers, agents and employees, including reasonable legal fees and disbursements on a solicitor and its own client basis;

(q)

"Minerals" means any minerals (as defined under the applicable Regulations) derived from the Properties;

(r)

"Mineral Claims" means the mineral claims described in Schedule "A" attached hereto;

(s)

"Party" means a party to this Agreement;

(t)

"Person" means an individual, firm, body corporate, partnership or other legal entity, as the case may be;

(u)

"Place of Closing" means the place where Closing will occur and will be the offices of the Vendor located at Suite 500, 926-5th Avenue S.W., Calgary, Alberta, T2P 0N7;

(v)

"Purchase Price" has the meaning ascribed thereto in section 2.02;

(w)

"Recursos Tyler S.A. de C.V." means the Mexican corporation through which the Parties hold their interest in the Mineral Claims;

(x)

"Regulations" means all statutes, laws, rules, orders, directives and regulations in effect from time to time and made by governments or governmental agencies having jurisdiction over the Assets or the Parties;

(y)

"Right of First Refusal" means a right of first refusal, pre-emptive right of purchase or similar right whereby a Third Party has the right to acquire or purchase a portion of the Assets as a consequence of the Vendor having agreed to sell or dispose of the Assets to the Purchaser in accordance with the terms of this Agreement;

(z)

"Tax Act" means the Income Tax Act (Canada), as amended from time to time;

(aa)

"Third Party" means any individual or entity other than the Vendor and the Purchaser, or an Affiliate of either Party, including any partnership, corporation, trust, unincorporated organization, union, government and any department or agency thereof and any heir, executor, administrator or other legal representative of an individual;

(bb)

"Transfer" means any disposition of any interest by any means whatsoever, including, without limitation, a sale, conveyance, exchange, transfer, assignment, gift, lien, charge, pledge, hypothecation, grant of security interest, mortgage, alienation or other transaction, whether voluntary, involuntary or by operation of

(cc)

law, whether in whole or in part, by which the legal or beneficial ownership of, or any security interest or other interest in this Agreement or the Assets, passes from one person to another, or to the same person in a different capacity, whether or not for value, and "to Transfer" and "Transferred" and similar expressions have corresponding meanings; and

(dd)

"TSXVE" means  the TSX Venture Exchange, Inc. or any successor thereto.

(ee)

"Tyler Shares" means common voting shares in the capital stock of the Purchaser;

1.02

                  Schedules.  The following are the Schedules attached to and forming part of this Agreement:

Schedule "A"

Mineral Claims

Schedule "B"

Joint Venture Agreement

1.03

                  References and Interpretation.  Unless otherwise stated or the context otherwise requires:

(a)

words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders;

(b)

the division of this Agreement into Articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement;

(c)

the references "hereunder", "herein", and "hereof" refer to the provisions of this Agreement, and references to "Article", "section", "subsection", "paragraph" or "subparagraph" herein refer to the specified Article, section, subsection; paragraph or subparagraph of this Agreement;

(d)

a capitalized derivative of a defined term will have a corresponding meaning;

(e)

whenever a general description of a matter or thing is stated to "include" a specific item or list of items, the specific item or list of items will not be interpreted as an exhaustive list of the items covered by the general description;

(f)

all references herein to currency are references to currency of Canada; and

(g)

any reference to days refers to calendar days unless the reference is to Business Days, and if the phrase "within", "at least" or "not later than" is used with reference to a specific number of days or Business Days, the day of receipt of the relevant notice will be excluded and the day of the relevant response or event will be included in determining the relevant time period.  However, if the time for doing any act expires on a day that is not a Business Day, the time for doing that act will be extended to the next Business Day.

1.04

                  Interpretation If Closing Does Not Occur.  If Closing does not occur, each provision of this Agreement which presumes that the Purchaser has acquired the Assets will be construed as having been contingent upon Closing having occurred.

1.05

                  Conflicts.  If there is any conflict or inconsistency between a provision of the body of this Agreement and that of a Schedule or a conveyance document, the provision of the body of this Agreement will prevail.

ARTICLE II - SALE OF ASSETS AND RELATED MATTERS

2.01

                  Sale of Assets.

Upon the terms and subject to the conditions of this Agreement, the Vendor hereby agrees to sell, assign, transfer, convey and set over to the Purchaser, and the Purchaser hereby agrees to purchase from the Vendor, at the Closing Time, all of the right, title and interest of the Vendor in and to the Assets.

2.02

                  Consideration.

The total, aggregate consideration payable to the Vendor in exchange for the transfer of the Assets and performance by the Vendor of all of its obligations under this Agreement will be the issuance to the Vendor of the 13,336,000 Tyler Shares, each of which will be issued at a deemed price of $0.06 per Tyler Share (the "Purchase Price"), which consideration will be delivered on Closing.

2.03

                  GST and Taxes.  The Purchaser will also be solely liable for any and all sales and similar taxes imposed by provincial or federal legislation in respect of the purchase of the Assets pursuant hereto.  If the Vendor, as agent for the Crown, is required to collect such taxes, the Purchaser will pay the aggregate amount of such taxes to the Vendor at Closing.  The Vendor will remit such amount to the appropriate authorities in accordance with applicable legislation.  The Purchaser will also be solely liable for any and all income and other applicable taxes including IVA which may be payable to the Government of Mexico.

2.04

                  Acknowledgement of Resale Restrictions.  The Vendor hereby acknowledges and agrees that the Tyler Shares issued to the Vendor in satisfaction of the Purchase Price may be subject to restrictions on resale imposed by applicable securities laws and the TSXVE and that the certificate representing such Tyler Shares may be endorsed with a legend to such effect, which legend will be in such form as may be required by applicable securities laws and/or the TSXVE.  The Vendor agrees to comply with such resale restrictions and to file such documents as may be required to be filed by the Vendor under the applicable securities laws or by the TSXVE and to indemnify and hold harmless the Purchaser in respect of any non-compliance therewith.

2.05

                  Escrow.  To the extent required by the TSXVE, the Vendor will enter into the Escrow Agreement with respect to the Tyler Shares received by the Vendor in connection with the transactions contemplated by this Agreement.

2.06

                  Section 85 Rollover.  The Vendor and the Purchaser hereby agree that, if on the advice of its auditors, it is advantageous to the Purchaser to do so, the transfer of the Assets as contemplated hereby will be made pursuant to Section 85 of the Tax Act and the Purchaser agrees to file a joint election with the Vendor under Subsection 85(1) of the Tax Act, in the prescribed form and within the time referred to in Subsection 85(6) of the Tax Act, with an agreed amount for the purposes of such election equal to such amount as may be determined by the Purchaser's auditors.

ARTICLE III - CLOSING

3.01

                   The Closing.  The Closing will take place at the Closing Time at the Place of Closing.

3.02

                   Transfer of Possession.  The transfer of the Assets from the Vendor to the Purchaser and the assumption of the benefits, obligations and risks associated with the Assets by the Purchaser will be effective as of the completion of the Closing.

3.03

                   Deliveries at Closing.

(a)

At Closing, the Vendor will deliver and table the following:

(i)

certified copies of:

(A)

a resolution of the board of directors of the Vendor approving the entering into of this Agreement and the completion of all transactions contemplated hereunder; and

(B)

all other instruments evidencing necessary action of the Vendor and of authorizations, if any, with respect to such matters;

(ii)

a certificate of status, compliance, good standing or like certificate with respect to the Vendor issued by the Registrar of Corporations (Alberta);

(iii)

copies of all required Third Party consents (if any) to disposition obtained by the Vendor prior to Closing with respect to the sale of the Assets to the Purchaser;

(iv)

the certificates described in subsections 6.02(a) and (b); and

(v)

such other items as may be specifically required hereunder.

(b)

At Closing, the Purchaser will deliver and table the following:

(i)

duly authorized share certificates or evidence of the issuance thereof (subject to delivery requirements pursuant to the Escrow Agreement) in respect of the 13,336,000 Tyler Shares issuable pursuant to Section 2.02;

(ii)

the certificates described in subsections 6.01(a) and (b);

(iii)

copies, certified by a senior officer of the Purchaser, of:

(A)

resolutions of the board of directors of the Purchaser approving the entering into of this Agreement and agreement required hereby and the completion of all transactions contemplated hereunder;

(B)

a resolution of the shareholders of the Purchaser approving the Agreement and the transactions contemplated hereby, and

(C)

all other instruments evidencing necessary action of the Purchaser and of authorizations, if any, with respect to such matters;

(D)

a certificate of status, compliance, good standing or like certificate with respect to the Purchaser issued by the Registrar of Corporations (Alberta);

(iv)

a copy, certified by a senior officer of the Purchaser, of the letter(s) from the TSXVE accepting for filing this Agreement and the transactions contemplated hereby on behalf of the Purchaser; and

(v)

such other items as may be specifically required hereunder.

3.04

                 Registration of Conveyances.  The Purchaser will bear all costs, fees and deposits of every nature and kind incurred (whether by the Vendor or the Purchaser) in registering any conveyances, if any, and registering any further assurances required to convey the Assets to the Purchaser.

3.05

                  Post Closing.    Within 60 days of the Closing Date, the Purchaser will reimburse the Vendor for payments made by the Vendor for property payments to Luis Palafox and other payments for property taxes or similar payments necessary to maintain the property in good standing, made between the Effective Date and the Closing Date.

ARTICLE IV  - REPRESENTATIONS AND WARRANTIES

4.01

                  Representations and Warranties of the Vendor.  The Vendor makes the following representations and warranties to the Purchaser with respect to itself and the Assets and acknowledges that the Purchaser is relying thereupon:

(a)

Corporate Status.

The Vendor is a corporation duly incorporated and validly existing and in good standing under the laws of the Province of Alberta.  The Vendor has all necessary corporate power to acquire, hold and dispose of the Mineral Claims and to conduct its business as presently conducted and is duly authorized, qualified and licensed to conduct its business as presently conducted.

(b)

Requisite Authority.  The Vendor has the requisite capacity, power and authority to execute this Agreement and all other agreements and instruments contemplated hereby, and to perform its obligations hereunder and thereunder;

(c)

No Conflict.  The execution and delivery of this Agreement, and the completion of the sale of the Assets in accordance with the terms of this Agreement are not and will not be in violation or breach of, or be in conflict with:

(i)

any term or provision of the articles, bylaws or other governing documents of the Vendor;

(ii)

any agreement, instrument, permit or authority to which the Vendor is a Party or by which the Vendor is bound; or

(iii)

any law, statute, rule or regulation or any judicial order, award, judgment or decree applicable to the Vendor or the Assets;

(d)

Execution And Enforceability.  The Vendor has taken all actions necessary to authorize the execution and delivery of this Agreement and all other agreements and instruments contemplated hereby, and, as of the Closing Time, the Vendor will have taken all actions necessary to authorize and complete the sale of the Assets in accordance with the provisions of this Agreement.  This Agreement and all other agreements and instruments contemplated hereby, have been validly executed and delivered by the Vendor, and this Agreement does and all other agreements and instruments executed and delivered on behalf of the Vendor hereunder will constitute valid and binding obligations of the Vendor enforceable in accordance with their respective terms and conditions, subject to laws affecting creditors rights generally and the discretionary nature of equitable remedies;

(r)

Title to Assets.  Except as disclosed in this Agreement, the Vendor has clear and unencumbered title to the Assets;

(f)

Quiet Enjoyment.  Except as disclosed in this Agreement and subject to applicable Regulations, the Purchaser, from and after the Closing Time, may take possession of and use the Assets for its own use and benefit without any interruption by the Vendor or any person claiming through or under the Vendor;

(g)

Residency.  The Vendor is not a non-resident of Canada within the meaning of the Tax Act;

(h)

Finders' Fees.  The Vendor has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the sale of the Assets for which the Purchaser will have any obligation or liability;

(i)

Claims.  Except as disclosed in this Agreement, there are no existing or, to the Vendor's knowledge, pending or threatened, proceedings, actions or lawsuits against or with respect to the Assets;

(j)

Prepaid Obligations.  The Vendor is not obligated by virtue of a prepayment, or other arrangement under any contract to make any production payment or to deliver Minerals produced from the Mineral Claims to any Third Party at any future time without receiving in due course (and being entitled to retain) full payment therefore at current market prices or contract prices;

(k)

Reduction of Interests.  Except as disclosed in this Agreement, the Vendor's interest in the Mineral Claims is not subject to reduction through any right or interest granted or election made by, through or under it or of which Vendor has knowledge;

(l)

Right of First Refusal.  No Person has any Right of First Refusal in respect of the Assets;

(m)

Financial Commitments.  In respect of the Mineral Claims, except pursuant to applicable Regulations, there are no financial commitments of the Vendor which are due as of the date hereof or which may become due by virtue of matters occurring or arising prior to the date hereof, other than usual operating expenses incurred in the normal conduct of operations; and

(n)

Environmental Matters.  The Vendor has not received, nor is it aware of:

(i)

any orders or directives under any statute, law, rule, order or regulation which relate to environmental matters and which require any work, repairs, construction or capital expenditures with respect to the Assets, where such orders or directives have not been complied with in all material respects; or

(ii)

any demand or notice issued under any statute, law, rule, order or regulation with respect to the breach of any environmental, health or safety law applicable to the Assets, including any statute, law, rule, order or regulation respecting the use, storage, treatment, transportation or disposition of environmental contaminants, which demand or notice remains outstanding at the date hereof;

except as have been specifically disclosed by the Vendor by written notice to the Purchaser prior to the date hereof.

4.02

                  Representations and Warranties of the Purchaser.  The Purchaser makes the following representations and warranties and acknowledges that the Vendor is relying thereupon:

(a)

Corporate Status.  It is, and at the Closing Time will be, duly incorporated, validly subsisting and in good standing under the laws of the Province of Alberta.  The Purchaser has all necessary corporate power to acquire and hold the Mineral Claims and to carry out exploration and development of mineral properties in Mexico;

(b)

Requisite Authority.  It has the requisite capacity, power and authority to execute this Agreement and all other agreements and instruments contemplated hereby, and to perform its obligations hereunder and thereunder;

(c)

No Conflict.  The execution and delivery of this Agreement and all other agreements and instruments contemplated hereby, and the completion of the sale of the Assets in accordance with the terms of this Agreement are not and will not be in violation or breach of, or be in conflict with:

(i)

any term or provision of its articles, bylaws or other governing documents;

(ii)

any agreement, instrument, permit or authority to which it is a party or by which it is bound; or

(iii)

any law, statute, rule or regulation or any judicial order, award, judgment or decree applicable to it or the Assets;

(d)

Execution And Enforceability.  The Purchaser has taken all actions necessary to authorize the execution and delivery of this Agreement and all other agreements and instruments contemplated hereby and, as at the Closing Time, it will have taken all actions necessary to authorize and complete the purchase of the Assets in accordance with the provisions of this Agreement.  This Agreement and all other agreements and instruments contemplated hereby have been validly executed and delivered by it, and this Agreement and all other agreements and instruments executed and delivered on its behalf hereunder will constitute its valid and binding obligations enforceable in accordance with their respective terms and conditions, subject to laws affecting creditors rights generally and the discretionary nature of equitable remedies;

(e)

Authorized Capital.  The authorized capital of the Purchaser consists of an unlimited number of common voting shares, of which 38,294,939 are issued and outstanding and an unlimited number of preferred shares, of which none are issued and outstanding as of the Effective Date;

(f)

Obligations to Issue Tyler Shares.  As at the Effective Date, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements, commitments, obligations or privileges capable of becoming an agreement or option for the allotment or issuance of any of the unissued shares in the capital stock of the Purchaser, except for:

(i)

incentive stock options held by directors, officers, employees and consultants to purchase up to 1,285,000 Tyler Shares at a price of $0.10 per share until January 23, 2006 and up to 75,000 Tyler Shares at a price of $0.12 until January 29, 2007, and

(ii)

1,000,000 warrants are outstanding at a price of $0.10 per share and an expiry date of December 2, 2004, and

(iii)

pursuant to the terms of a letter agreement with 4763 NWT Ltd. to acquire the Keni property in Nunavut, Tyler must issue 50,000 Tyler Shares in each of March 2005 and March 2006 as property payment;

(g)

Reporting Issuer.  The Purchaser is a reporting issuer under the Securities Act (Alberta, British Columbia, Ontario and Quebec) and is not in default of any requirement of securities or corporate laws, regulations, orders, notices and policies;

(h)

Listing.  The issued and outstanding Tyler Shares are listed and posted for trading on the TSXVE and it is not in default of any of the requirements, rules, or policies of the TSXVE;

(i)

Shares to be Fully Paid.  Upon the issuance thereof to the Vendor, the Tyler Shares will have been duly and validly authorized, allotted and issued to the Vendor and will be outstanding as fully paid and non-assessable and not subject to any encumbrances arising by, through or under the Purchaser or any restrictions on transfer other than pursuant to applicable securities laws and the provisions of the Escrow Agreement; and

(j)

Approvals.  Other than any approvals, consents or acceptances which are preconditions to the Closing, no approvals, consents or acceptances are required to be obtained by the Purchaser to permit the purchase of the Assets, the issuance of the Tyler Shares and the other transactions contemplated by this Agreement.

4.03

                  Acknowledgement by the Purchaser of Historical Activities. The Purchaser acknowledges that certain of the Mineral Claims are the site of prior mining and mineral processing activities conducted by Third Parties unrelated to the Vendor, that the Vendor specifically makes no representations or warranties as to the existence, absence or status of any Historical Liabilities, whether existing, contingent or potential, known or unknown, determinable or indeterminate, and that the responsibility for any Historical Liabilities lies solely with the Purchaser.

ARTICLE V - SURVIVAL OF REPRESENTATIONS AND WARRANTIES

5.01

                  Survival of Representations and Warranties.  Except where a time is specified therein, the representations and warranties in Article IV are true at the Effective Date and at the Closing Time, and such representations and warranties will continue in full force and effect and will survive the Closing for a period of 12 months for the benefit of the Party for whose benefit such representations and warranties were made.  In the absence of fraud, however, no claim or action will be commenced with respect to a breach of any such representation or warranty unless within such period, written notice specifying such breach in reasonable detail has been provided to the Party which made such representation or warranty.  Nothing in this Agreement will preclude a Party that made such a representation or warranty from offering as a possible defence that the other Party did not, in fact, rely to its detriment on the representation or warranty alleged by it to have been breached.

5.02

                  No Merger.  The representations and warranties in Article IV will be deemed to apply to all assignments, conveyances, transfers and other documents conveying any of the Assets from the Vendor to the Purchaser.  There will not be any merger of any such representations or warranties in such assignments, conveyances, transfers or other documents, notwithstanding any rule of law, equity or statute to the contrary, and all such rules are hereby waived.

ARTICLE VI - CONDITIONS OF CLOSING

6.01

                 The Vendor's Conditions.  The obligation of the Vendor under this Agreement to consummate the transactions contemplated hereby is, at the option of the Vendor, subject to the following conditions:

(a)

Accuracy of Representations and Warranties.  The Purchaser's representations and warranties herein contained were true when made and have continued to be true in all material respects from the Effective Date to the Closing Time and are true in all material respects as of the Closing Time and the Purchaser has delivered to the Vendor a certificate dated as of the Closing Time signed by the Purchaser so certifying in such detail as the Vendor reasonably requests;

(b)

Performance of Agreements.  The Purchaser has performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Time and the Purchaser has delivered to the Vendor a certificate dated as of the Closing Time signed by the Purchaser so certifying in such detail as the Vendor reasonably requests;

(c)

Approvals and Consents.   All necessary director, shareholder, securities and regulatory approvals and acceptances and all Third Party consents (as required) have been obtained (including, without limitation, the acceptance for filing by the TSXVE of this Agreement and the transactions contemplated hereby);

(d)

Legal Matters.  All instruments and documents required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby are in form and substance satisfactory to the Vendor, acting reasonably, and executed and delivered by the Purchaser and such other Third Parties as may be required;

(e)

Payment.  The Purchaser has delivered duly authorized share certificates or evidence of the issuance thereof (subject to the Escrow Agreement) in respect of the Tyler Shares issuable pursuant to Section 2.02;

(f)

Material Change.  There has not occurred any material adverse changes in the business, affairs or financial condition of the Purchaser except as may result from transactions contemplated by this Agreement;

(g)

Escrow and Conditions to Acceptance by TSXVE.  The terms of any escrow imposed by the TSXVE and reflected in the Escrow Agreement are no less favourable to the Vendor than the escrow terms prescribed by the TSXVE for a "Value Security Escrow Agreement" for a Tier 2 issuer, there are no conditions to the TSXVE's acceptance of this Agreement and the transactions contemplated hereby requiring a return of any of the Tyler Shares not previously released from escrow for cancellation upon a return of the Assets to the Vendor as contemplated hereunder and the TSXVE has not imposed any conditions on the Vendor, other than:

(i)

the execution and delivery of the Escrow Agreement and compliance with the terms thereof, and

(ii)

the submission by each director, officer and shareholder of the Vendor, or any individual to be nominated by the Vendor as a director of the Purchaser of a resume and completed TSXVE Personal Information Form, duly sworn, and a satisfactory review thereof by the TSXVE, as conditions of its acceptance for filing of this Agreement and the transactions contemplated hereby; and

(h)

Deliveries.  All of the items referred to in paragraph 3.03(b) have been completed or delivered by the Purchaser.

6.02

                 The Purchaser's Conditions.  The obligation of the Purchaser under this Agreement to consummate the transactions contemplated hereby is, at the option of the Purchaser, subject to the following conditions:

(a)

Accuracy of Representations and Warranties.  The Vendor's representations and warranties herein contained were true when made, have continued to be true in all material respects from the Execution Date to the Closing Time and are true in all material respects as of the Closing Time and the Vendor has delivered to the Purchaser a certificate dated as of the Closing Time signed by the Vendor so certifying in such detail as the Purchaser reasonably requests;

(b)

Performance of Agreements.  The Vendor has performed all obligations and Agreements and complied with all covenants and conditions contained in this agreement to be performed or complied with by it at or prior to the Closing Time and the Vendor has delivered to the Purchaser a certificate dated as of the Closing Time signed by the Vendor so certifying in such detail as the Purchaser reasonably requests;

(c)

Approvals and Consents.  All director, shareholder, securities and regulatory approvals and acceptances and all Third Party consents (as required) have been obtained (including, without limitation, the acceptance for filing by the TSXVE of this Agreement and the transactions contemplated hereby);

(d)

Legal Matters.  All instruments and documents required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby will be in form and substance satisfactory to the Purchaser, acting reasonably, and executed and delivered by the Vendor;

(e)

Material Change.  There has not occurred any material adverse changes in the status of the Mineral Claims which, in the Purchaser's reasonable opinion, would materially and adversely affect the value of the Mineral Claims, other than as consented to in writing by the Purchaser;

(f)

Personal Information.  The TSXVE has indicated that the directors and shareholders (if required) of the Vendor are acceptable to the TSXVE;

(g)

Clear Title.  Subject to the provisions of this Agreement, the Vendor has, in the sole opinion of the Purchaser, acting reasonably, clear, unencumbered and marketable title to the Mineral Claims;

(h)

Transaction.  From the date hereof to the Closing, the Vendor has not entered into any transaction or contract which, in the Purchaser's sole opinion, acting reasonably, would have a material effect on the Assets, excluding those transactions provided for herein and those transactions undertaken in the ordinary course of business, without first discussing and obtaining the written consent of Purchaser, such consent not to be unreasonably withheld; and

(i)

Deliveries.  All of the items referred to in paragraph 3.03(a) hereof have been completed or delivered by the Vendor.

ARTICLE VII - FORCE MAJEURE

7.01

                  Intervening Events.  No Party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (each an "Intervening Event") including, but not limited to, adverse weather conditions, environmental or first nations demonstrations, protests or access blockages, war, insurrection or other acts against a lawfully appointed or elected governing body, acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority, unusual or unforeseen delays in the granting or issuance of any necessary permits, licenses or consents or non-availability of labour, equipment, materials or transportation.

7.02

                   Effect of Force Majeure  A Party relying on the provisions of section 7.01 will promptly give written notice to the other Party of the particulars of the Intervening Event and all time limits imposed by this Agreement will be extended from the date of delivery of such notice by a period equivalent to the period of delay resulting from an Intervening Event.

7.03

                   Obligation to Deal with Force Majeure.  A Party relying on the provisions of section 7.01 will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform its obligations under this Agreement as far as commercially practical, but nothing herein will require such Party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to carry out its obligations under this Agreement if an Intervening Event renders completion commercially impracticable.  A Party relying on the provisions of subsection 7.01 will give written notice to the other Party as soon as such Intervening Event ceases, or is deemed to cease to, exist.

7.04

                    Maximum Allowable Force Majeure Period.  No period of force majeure pursuant to any one Intervening Event may exceed:

(a)

in the case of an Intervening Event which arises from:

(i)

any governmental action or inaction,

(ii)

the application of any laws, rules, regulations or orders of any duly constituted governmental authority;

(iii)

unusual or unforeseen delays in the granting or issuance of any necessary permits, licenses or consents, or three (3) years; or

(b)

in the case of any other Intervening Event, one (1) year.

ARTICLE VIII  - FEES AND EXPENSES

8.01

                 The Purchaser.  The Purchaser will be responsible for its own legal, accounting, consulting and other fees with respect to the Acquisition and related transactions including, but not limited to, the following costs and expenses:

(a)

its own legal fees;

(b)

its own accounting fees, including the preparation of any required financial statements and the preparation and filing of the applicable forms pursuant to Section 85 of the Tax Act;

(c)

its own consulting fees;

(d)

fees for the preparation of this Agreement;

(e)

fees for the preparation of the information circular, if any, required to seek shareholder approval of the Acquisition and related matters;

(f)

costs in connection with the holding of the special shareholders' meeting, if any, (the "Special Shareholders' Meeting") to obtain shareholder approval of the Acquisition and related matters;

(g)

filing fees payable to the TSXVE in connection with its review of the Acquisition and all related matters;

(h)

listing fees payable to the TSXVE in connection with listing the Tyler Shares;

(i)

printing charges and mailing expenses relating to the information circular, if any, and the holding of the Special Shareholders' Meeting (if required); and

(j)

costs and expenses in connection with the preparation of any marketing plan, business plan, or management plan and any amendments thereto required by the TSXVE.

8.02

                 The Vendor.  The Vendor will be responsible for its own legal, accounting, consulting and other fees with respect to the transaction including, but not limited to, the following costs and expenses:

(a)

its own accounting fees, including in connection with the preparation of any required financial statements of the Vendor;

(b)

subject to subsection 8.01(d), its own legal fees including in connection with the preparation and review of this Agreement;

(c)

its own consulting fees; and

(d)

the fees and expenses incurred in respect of any Property Report or Valuation, if required by the TSXVE.

ARTICLE IX - TRANSFER PROVISIONS

9.01

                  No Transfer Prior To Closing.  No party may Transfer any of its interest in the Assets or this Agreement prior to Closing.

ARTICLE X -  MISCELLANEOUS

10.01

Partial Invalidity.  If any provision of this Agreement is held to be invalid, illegal or unenforceable, the invalidity, illegality or unenforceability will not affect any other provision of this Agreement and this Agreement will be construed as if the invalid, illegal or unenforceable provision had never been contained herein unless the deletion of the provision would result in such material change to cause the completion of the transactions contemplated herein to be unreasonable.

10.02

Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original instrument, and all counterparts together will constitute one and the same agreement.

10.03

Notice.  All notices, consents and other instruments which are required or may be given pursuant to this Agreement must be given in writing and delivered personally or by telecopy, in each case addressed as follows:

If to the Vendor:	To:	CDG Investments Inc. Suite 500, 926-5th Avenue S.W. Calglary, Alberta Canada T2P 0N7 Attention: James Devonshire, President Telecopier No.: 403-266-2606
If to the Purchaser:	To:	Tyler Resources Inc. Suite 500, 926-5th Avenue S.W. Calgary, Alberta Canada T2P 0N7 Attention: Jean Pierre Jutras, President Telecopy No.: 403-266-2606

or in accordance with the latest unrevoked instructions delivered by one Party to the other.  Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered and, if sent by facsimile, be deemed to have been given or received on the day it was so sent unless it was sent:

(a)

on a day which is not a Business Day in the place to which it was sent; or

(b)

after 4:00 p.m. in the place to which it was sent,

in which cases it will be deemed to have been given and received on the next day which is a Business Day in the place it was sent to.  Notices which are required to be sent for information purposes are required to be sent, but for the purposes of determining the time when receipt of a notice is effective hereunder it is the time of receipt of the primary notice which is relevant.

10.04

Further Assurances.  After the Closing Time, at the Purchaser's request, without further consideration but at the expense of the Purchaser, the Vendor will execute and deliver or cause to be executed and delivered such other instruments of conveyance and transfer as the Purchaser reasonably may request to more effectively vest the Assets in the Purchaser.

10.05

Amendments and Waivers.  No supplement, modification, waiver or termination of this Agreement will be binding unless executed in writing by the Party to be bound thereby.  No waiver of any provision of this Agreement will be deemed or will constitute a waiver of any other provision hereof (whether or not similar) nor will a waiver constitute a continuing waiver unless otherwise expressly provided.

10.06

Transfer Taxes.  The Purchaser will bear all sales, use, property, land transfer, business transfer, commodity and other taxes (other than income taxes imposed on the Vendor), registration, recording and title transfer and processing fees and duties, levies and other governmental charges incurred with respect to the transfer of the Assets to the Purchaser and the transactions undertaken pursuant to Article II.

10.07

Enurement.  This Agreement will enure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.

10.08

No Shopping.  The Vendor agrees that it will not, nor will it permit any of its officers, directors, employees, affiliates, agents, consultants, advisors or representatives, to solicit, initiate, encourage or participate in any discussions or negotiations with any Third Party concerning any sale of any material portion of the Assets prior to the earlier of:

(a)

Closing; and

(b)

such time as this Agreement will have been terminated or it has been determined that Closing will not occur,

without first discussing such discussions or negotiations with the Purchaser, and obtaining the consent of the Purchaser thereto.

10.09

Entire Agreement.  The provisions contained in any and all documents and agreements collateral hereto will at all times be read subject to the provisions of this Agreement and, in the event of conflict, the provisions of this Agreement will prevail.  No amendments will be made to this Agreement unless in writing, executed by the Parties.  This Agreement supersedes both the Agreement in Principle dated November 12, 2003 between the Parties and all other agreements, documents, writings and verbal understandings and expresses the entire agreement of the Parties with respect to the subject matter hereof.

10.10

Governing Law.  This Agreement will, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the Province of Alberta and applicable laws of Canada and will, in all respects, be treated as a contract made in the Province of Alberta.

10.11

Time is of Essence.  Time is and will be of the essence in this Agreement.

10.12

Remedies Cumulative.  No reference to or exercise of any specific right or remedy by a Party hereunder will prejudice or preclude such Party from exercising or invoking any other remedy in respect thereof, whether allowed at law or in equity or expressly provided for herein.  No such remedy will be exclusive or dependent upon any other such remedy but each Party may exercise any one or more of such remedies independently or in combination.

ARTICLE XI  - CLOSING

11.01

The Parties agree to use their commercially reasonable best efforts to cause to be met all requisite conditions precedent to Closing as soon as reasonably practicable, and to cause Closing to occur as soon as possible following the completion of all conditions precedent thereto.  If, for any reason, Closing has not occurred on or before February 28, 2004, then either Party may, by notice to the other, terminate this Agreement and thereupon each Party will be released from all obligations hereunder, and neither Party will have any claim against the other for any cause, matter or thing arising out of this Agreement.

IN WITNESS WHEREOF this Agreement has been duly executed by each Party as of the date first above written.

CDG INVESTMENTS INC. "James Devonshire" Per: President	TYLER RESOURCES INC. "Jean Pierre Jutras" Per: President

SCHEDULE "A"

MINERAL CLAIMS

BAHUERACHI PROPERTY

Concession	Title Number	Area (Ha)	Date Issued	Expiry	Type
Bahuerachi	T 211761	500	2000	July 2050	Exploitation
Bahuerachi Dos	T 215572	2788	2002	March 2052	Exploitation
Bahuerachi Tres	T 215511	30	2002	February 2008	Exploration

SCHEDULE "B"

Joint Venture Agreement

10/21/2003 ... EFIELD

YLER
SOURCES INC.

TE 500, 935 - 5 AVE. S.W.
LGARY, AB T2P 0A7 CANADA
EL: (403) 269-6753
FAX: (403) 266-2606
www.tylerresources.com TYS.CDNX

October 8th, 2003

Mr. Luis Palafox I.
Dublin 21, Colonia Raquet Club
Hermosillo, Sonora
Mexico 83200

Dear Mr. Palafox:

RE: **LETTER AGREEMENT**

As previously discussed in Choix last August, Tyler Resources Inc. would like to formally request a three year extension of the Option Period as specified in Clause Second and Sixth of the Agreement executed on October 20th, 1998 and titled "Agreement of Acknowledgment of Rights and Obligations And Purchase Option Of Mining Rights Entered Into By And Between Mr. Luis Palafox Iturregui, Recursos Tyler S.A. de C.V. And Tyler Resources, Inc."

To clarify, we would request that the new Agreement expiration date be agreed upon by us as October 21, 2006. The property payment as defined in Clause Sixth of the Agreement shall remain at US $50,000.00 per year during the extension period.

Further to your discussions with Mr. Wakefield Fenton, Tyler is prepared, in counterpart, to agree to increase the value of the Net Profits Income (NPI) as defined in Clause Second and Fifth of the Agreement from the existing US $500,000.00 to $700,000.00.

We are confident that we will be able to take the project forward during this period of renewed market interest in commodities, improving commodity prices and the return of attention to Junior projects by Senior Producers. It is with the intention of advancing the Project to the drill stage that we are respectfully requesting the extension of the Option Period.

If this proposal is acceptable to you, please countersign this letter and return it by fax to our office to my attention. Subsequent to the execution of this Letter Agreement a formal Extension Agreement shall be prepared by Legal Counsel that will be duly filed with the proper and relevant Mexican Authorities.

Yours truly,

TYLER RESOURCES INC.

Per: Jean-Pierre Jutras
President/Director

Agreed and accepted on the 21 day of October, 2003.

LUIS PALAFOX

cc: Ian Devonshire, CEO
Wakefield Fenton, Recursos Tyler S.A. De C.V.

THIS AGREEMENT made effective as of this 1st day of August, A.D. 1993.

BETWEEN:

GOLDEN RULE RESOURCES LTD., a body corporate with head office in the City of Calgary, in the Province of Alberta;

(hereinafter denoted as "GR")

OF THE FIRST PART

AND:

TYLER RESOURCES INC., a body corporate with head office in the City of Calgary, in the Province of Alberta;

(hereinafter denoted as "TYS")

OF THE SECOND PART

MEXICO JOINT VENTURE
AGREEMENT

THIS AGREEMENT made effective as of this 1st day of August, A.D. 1993.

BETWEEN:

GOLDEN RULE RESOURCES LTD., a body corporate with head office in the City of Calgary, in the Province of Alberta;

(hereinafter denoted as "GR")

OF THE FIRST PART

AND:

TYLER RESOURCES INC., a body corporate with head office in the City of Calgary, in the Province of Alberta;

(hereinafter denoted as "TYS")

OF THE SECOND PART

THIS AGREEMENT WITNESSETH THAT, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the Parties hereby covenant and agree as follows:

ARTICLE 1

GENERAL

Definitions

1.1 In this Agreement, including the recitals hereto, the following words and phrases shall have the meanings assigned pursuant to this Section 1.1, namely:

Accounting and Financial Procedures shall mean the terms, conditions, principles and procedures outlined or referenced in Schedule "C" hereto;

Affiliate means an entity, corporate or non-corporate, controlling or controlled by a Party hereto, or associated with such a Party through common controlling or controlled entities. For the purposes hereof, control shall be deemed to exist if one entity owns, directly or indirectly, through shareholdings or otherwise, more than fifty (50%) percent of the voting shares or other voting units of participation in another entity;

Agreement as used herein refers to this instrument and all of the Schedules hereto, as amended from time to time, and the expressions "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Agreement as so defined and not to any particular article, section, subsection or other sub-division hereof and the Parties acknowledge and agree that this Agreement may be referred to from time to time, commencing with the Effective Date, as the "Mexico Joint Venture Agreement";

Annual Development Program means a Plan and Budget for Development Work approved by the Management Committee pursuant to Section 12.5 hereof;

Annual Exploration Program means a Plan and Budget for Exploration Work approved by the Management Committee pursuant to Section 7.1 hereof;

Annual Production Program means a Plan and Budget approved by the Management Committee pursuant to Section 13.2 hereof;

Approved Development Program means that Program established by the Management Committee pursuant to Section 12.4 hereof, as same may be amended from time to time pursuant to the provisions of this Agreement;

Arm's Length shall mean any relationship between two legal entities which does not constitute either of the said entities as an Affiliate or Associate of the other;

Associate shall mean any relationship between two legal entities whereby one of the entities beneficially owns or controls, directly or indirectly, shares or securities currently convertible into shares carrying more than twenty (20%) percent of the voting rights under all circumstances or by reason of the occurrence of an event that has occurred and is continuing, or a currently exercisable option or right to purchase such shares or such convertible securities;

Beginning of Commercial Production shall mean the last day of the first three (3) consecutive months of the operation of the Mine in which the Mine first produces an average of sixty (60%) percent of one-quarter (1/4) of its yearly design capacity;

Cash Call shall have that meaning assigned to it in the Accounting and Financial Procedures;

Chairman shall have that meaning assigned to it in Section 4.1(a) hereof;

Commercially Feasible when used in reference to a mineral deposit, means a Mineral deposit which is of sufficient quantity and quality to allow Production of Commercial Quantities;

Commercial Quantities means a deposit of Minerals of sufficient quantity and quality so that the end products of Production of such deposit will yield sufficient money to cover all necessary Production expenses, the cost of opening and outfitting the required

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Mine and a reasonable rate of return on the necessary financial investment in connection therewith having regard to the risk inherent in the development of a Mine in Ghana and the present and forecast market scenarios for Arm's Length sales;

Cost Share shall mean the share of Joint Venture Expense which each Party is responsible and liable for pursuant to Section 3.9(a) hereof;

Development Work shall mean all work necessary, expedient or desirable for further exploration of any mineralized structure, zone or band, to develop the same and bring them into Production including, without restricting the generality of the foregoing, mine development, construction and installation of all buildings, plant and equipment required for the Production of Commercial Quantities; but in no case shall include any work done within the immediate area of such mineralized structure, zone, or band prior to the establishment of an Approved Development Program;

Direct Costs shall have the meaning assigned to it in the Accounting and Financial Procedures - Schedule "C";

Due Date shall have the meaning assigned to it in the Accounting and Financial Procedures - Schedule "C";

Effective Date" means 12:01 a.m. on the 1st day of August, 1993;

Exploration Work means all prospecting, ground and airborne geophysical and radiometric work, geochemical surveys, diamond and percussion drilling, bulldozing, trenching, and all other work commonly regarded as exploration work in accordance with good Canadian mining practice; but in no case shall include any work done within a Project Area subsequent to the establishment of an Approved Development Program for the said Project Area;

Feasibility Study shall mean the feasibility study or studies referenced in Article 12 hereof;

GR Sub shall mean a wholly owned subsidiary of GR;

Independent Consultant shall mean a consultant or a firm of consultants at Arm's Length with the Parties hereto, whose experience shall have included projects similar in size and scope, who is able and willing to give an expert opinion on matters submitted within a reasonable time and in accordance with the instructions received, to be selected and appointed promptly by the Management Committee. In the event the Management Committee is unable to reach a decision in this regard, the Management Committee or any Party hereto shall immediately request the President of the Canadian Institute of Mining and Metallurgy to appoint an Independent Consultant and in the event the aforementioned President shall neglect, fail or refuse to make the appointment, the matter shall be referred to Arbitration pursuant to Section 17.1 hereof;

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Indirect Charge shall have the meaning assigned to it in the Accounting and Financial Procedures;

Interest shall mean the amount of money, payable as interest on a principal sum, and being calculated using the minimum lending rate at the Royal Bank of Canada in Calgary, Alberta for short-term Canadian dollar loans to its major corporate borrowers computed from time to time, plus:

(a) two (2%) percent in the event either of Section 8.2(d) or 12.4 is applicable, or

(b) five (5%) percent in the event Section 14.4 is applicable,

compounded monthly on the principal sum owing from time to time;

Joint Account means the accounting books and records showing the charges and credits arising out of this Joint Venture and required to be maintained pursuant to the Accounting and Financial Procedures;

Joint Venture shall mean the joint venture between the Parties established pursuant to this Agreement and shall include all activities of the Parties and the Operator relating to or to be performed in connection with or pursuant to this Agreement;

Joint Venture Expense means all charges, costs and expenses incurred for Programs by the Operator in preparing and presenting Plans and Budgets and in the proper performance of its duties and obligations under this Agreement, in addition to other charges as authorized by the Management Committee or specifically referenced as a Joint Venture Expense in this Agreement, or charges, costs and expenses which this Agreement obligates the Parties to bear their Cost Share thereof, including Direct Costs and Indirect Charges;

Joint Venture Property means all property and rights of every description, whether real, personal or mixed, heretofore or hereafter acquired by the Parties or by the Operator as trustee for the Parties for the purposes of this Agreement including, without restricting the generality of the foregoing:

(a) interests in Program Lands;

(b) all easements appurtenant to Program Lands,

(c) all geological, geographical and test data related to Program Lands,

(d) all improvements to Program Lands, all fixtures, machinery, equipment and supplies and any other properties or rights of any description, whether real or personal, acquired at Joint Venture Expense pursuant to this Agreement,

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(e) all Product derived from the exploitation of the Program Lands,

(f) all proceeds accruing from the sale of Joint Venture Property except the proceeds from the sale of Product, and

(g) the leasehold interest of the Parties in any surface lease or leases;

Management Committee means a committee made up of representatives of the Parties as provided for in Section 4.1 hereof;

Management Committee Vote or **Vote of the Management Committee** or language similar thereto, shall mean a vote:

(a) conducted in accordance with Article 4 hereof, and

(b) requiring the support of a representative or representatives of the Parties entitled to vote in respect of the matter which is the subject of such vote, regardless of the quorum requirement applicable to any meeting of the Management Committee;

Material Deviation shall have that meaning assigned to it in Section 12.6 hereof;

Mine when used as a noun, means an opening in or on the Program Lands from which Minerals may be removed and all contiguous Joint Venture Property, including the dewatering, ore extraction, mill processing and tailings pond facilities used in Production;

mine when used as a verb means all activities relating to the removal of Minerals and all processes carried out at a Mine;

Mineral means nonviable substances formed by the processes of nature that occur on or under the surface of the ground, regardless of chemical or physical state, but does not include naturally occurring surface water, agricultural soil, or sand or gravel that belongs to the owner of the surface of the land.

Net Proceeds of Production shall have that meaning assigned to it in Schedule "E" attached hereto.

Non-Party Operator" means an Operator who is not a Party to this Agreement;

Operating Year shall mean that period of time commencing on January 1 and ending on December 31 of the same year;

Operator means the Party duly appointed to the position of operator pursuant to Article 5 when acting in that capacity;

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Participating Interest means the undivided percentage interest of a Party in and to the Joint Venture Property as determined pursuant to this Agreement, which shall initially be in the percentages set forth in Section 3.6 hereof and which may subsequently be modified pursuant to the provisions of this Agreement;

Party shall mean any entity holding a Participating Interest from time to time in the relevant Program Lands or Project Area pursuant to this Agreement;

Plan and Budget shall mean a plan and budget submitted to the Management Committee by the Operator pursuant to Section 7.1(a) hereof, such to include a detailed statement of proposed expenditures for Exploration Work, Development Work or Production on the Program Lands prior to the subject Plan and Budget being approved as a Program by the Management Committee;

Product means the end result of Production from a Mine which brings the Mineral to its highest state of refinement at a Mine, prior to the Parties having the right to take possession of their respective share of the same;

Production means the mining, extraction, processing and handling of Minerals and concentrates derived therefrom which are discovered and developed on or in the Program Lands and other work related thereto as may be incidental or reasonably required;

Production Rate means the Production rate established by the Management Committee pursuant to Section 13.1 or Section 13.2 hereof;

Program shall mean a Plan and Budget approved in final form by the Management Committee or deemed to be approved pursuant to this Agreement and shall include, without restricting the generality of the foregoing, any Annual Development Program, Annual Exploration Program, Approved Development Program and Annual Production Program;

Program Lands means mineral dispositions, including but not limited to, those granted by the Government of the United States of Mexico, see attached Schedule "A", however and whenever acquired by a Party or the Operator, which mineral dispositions become subject to the terms of this Agreement and shall include:

(a) the mineral dispositions listed in Schedule "A" to this Agreement, including the Bahuerachi Option Agreement, La Cardelena and Exotica Claims.

(b) any mineral dispositions subsequently offered by a Party or the Operator to become subject to this Agreement, by unanimous approval of the Management Committee, given before or after such lands are offered;

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Project Area shall mean such mineral dispositions comprised in the Program Lands as are designated as a Project Area pursuant to Section 9.1 hereof; and

TYS Sub shall mean a wholly owned subsidiary of TYS;

Currency

1.2 All references in this Agreement to dollars are expressed in the United States currency.

Headings

1.3 The division of this Agreement into articles and sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

Expanded Meanings

1.4 In this Agreement and in the schedules hereto, unless there is something in the subject matter or context inconsistent therewith:

(a) the singular shall include the plural and the plural shall include the singular;

(b) a reference to any statute shall be deemed to extend to and include any amendment or re-enactment of such statute;

(c) this Agreement (excluding the Schedules), shall override the Schedules; and

(d) the masculine shall include the feminine.

Schedules

1.5 Attached to and forming part of this Agreement are the following Schedules:

Schedule "A" Definition of Program Lands
Schedule "B" Map showing the location of Program Lands
Schedule "C" Accounting and Financial Procedures
Schedule "D" Net Proceeds of Production

In the event there is a variation or inconsistency between Schedule "A" and Schedule "B" hereto, Schedule "A" shall apply in determining the Program Lands.

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Preamble

1.6 The preamble to this Agreement shall form an integral part hereof as though herein repeated at length.

ARTICLE 2

REPRESENTATIONS, WARRANTIES AND GENERAL CONDITIONS

Representations of GR

2.1 GR hereby represents and warrants to and in favour of TYS that:

(a) it has been duly incorporated under the laws of Canada and has been continued and is a validly subsisting corporation under the laws of Canada;

(b) it has the capacity and is duly qualified to carry on mineral exploration and development within the United States of Mexico;

(c) it has full power, authority, and capacity to enter into and to carry out its obligations under this Agreement;

(d) the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary corporate action on its part and will not violate or result in a breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents;

(e) there are no consents, approvals or conditions precedent to its performance under this Agreement which have not been obtained;

Representations of TYS

2.2 TYS hereby represents and warrants to and in favour of GR that:

(a) it has been duly incorporated and is a validly subsisting corporation under the laws of Canada;

(b) it has the capacity and is duly qualified to carry on mineral exploration and development within the United States of Mexico;

(c) it has full power, authority, and capacity to enter into and to carry out its obligations under this Agreement;

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(d) the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary corporate action on its part and will not violate or result in a breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents;

(e) there are no consents, approvals or conditions precedent to its performance under this Agreement which have not been obtained.

Survival

2.3 The warranties and representations of GR and TYS as set out in Sections 2.1 and 2.2 hereof are effective upon the execution and delivery of this Agreement and shall be continuing warranties and representations by GR and TYS respectively and shall not merge but shall survive the Effective Date.

ARTICLE 3

OBJECTIVES OF PARTIES

Establishment of Joint Venture and Relationship of Parties

3.1 The Parties hereby establish this Joint Venture for the purpose of prospecting for and locating Minerals on the Program Lands, and if warranted by the results achieved from time to time, acquiring new mining titles and/or carrying out further Exploration Work and Development Work and Production from the Program Lands.

Prior Expenditures

3.2 The previous expenditures as at July 31, 1993 attributable to each Party are:

GR	$145,127
TYS	$145,127

Programs

3.3 The Parties shall conduct Exploration Work, Development Work and/or Production for the acquisition of Minerals by way of Programs approved from time to time by the Management Committee as hereinafter provided.

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Joint Venture Property

3.4 The Parties hereto acknowledge that this Joint Venture as such shall own no Joint Venture Property. TYS or TYS Sub shall hold title to the Joint Venture Property in trust for the benefit of the Parties hereto as tenants-in-common in proportion to their Participating Interest. Each Party shall have the right to hold in its own name title to its Participating Interest in the Program Lands and any surface lease or leases and, upon request of any Party, TYS or TYS Sub, as the case may be, shall, subject to the terms hereof, transfer such title to the said Party requesting such transfer. The cost of such transfer shall be for the account of the Party requesting such transfer.

Title to Mineral Dispositions

3.5 All mineral dispositions obtained pursuant to the terms of this Agreement shall be held in the name of the party holding title pursuant to Section 3.4. Any Non-Operator party holding mineral dispositions subject to this Agreement shall arrange forthwith for the transfer of such mineral dispositions into the name of the Operator.

Participating Interests of the Parties

3.6 The Participating Interest of each Party as of the date of this Agreement and the Effective Date shall be as follows until varied in accordance with the terms and conditions of this Agreement:

	Participating Interest
GR	50%
TYS	50%

Encumbrance of Joint Venture Property

3.7 In respect of the placing of a pledge or encumbrance on a Party's Participating Interest in the Joint Venture Property:

(a) a Party shall not pledge or encumber its Participating Interest in the Joint Venture Property (except in the case of a floating charge debenture granted as against all the assets of the Party in the ordinary course of its business) without the prior approval of all other Parties having a Participating Interest, such approval not to be unreasonably withheld. It shall, for the purposes of this Section 3.7, be unreasonable for any Party to withhold its approval if the pledging or encumbering in question is requested or required to enable a Party to provide its Cost Share of Joint Venture Expenses to be incurred to bring a Mine into Production. Any pledge or encumbrance

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which is placed on a Party's Participating Interest in the Joint Venture Property shall be the sole responsibility of such Party. It is agreed by all Parties that the pledging or encumbering of or a Party's Participating Interest in the Joint Venture Property after commencement of Development Work shall be for the sole purpose of furthering Development Work; and

(b) Every agreement whereby a Party's Participating Interest in the Joint Venture Property is pledged or encumbered shall provide that, without limiting the remedies available pursuant to Sections 14.3, 14.4 and 14.5, in the event of a default by the pledging or encumbering Party under the said agreement, any one or more of the other Parties shall have the right to make good the default and to take over the claim as against the defaulting Party with all remedies contained in the said agreement or available at law. Each Party shall also, upon pledging or encumbering its Participating Interest in the Joint Venture Property, notify the holder of such pledge or encumbrance of the other Parties' rights hereunder and obtain the written acknowledgement from such holder that the other Parties may exercise those remedies available pursuant to Article 14 hereof against the defaulting Party and may, upon payment of all but not part of the pledge or encumbrance, take over the claim under the pledge or encumbrance as against the defaulting Party with all resulting security interests and remedies. The Party pledging or encumbering its Participating Interest in the Joint Venture Property as aforesaid shall forthwith provide the other Parties with proof of such agreement from the holder of such pledge or encumbrance. It shall be a term of any pledge or encumbrance that if the holder of such realizes on the pledge or encumbrance then, as a holder of a Participating Interest, it shall be required to sign a counterpart of this Agreement and any other agreements related thereto.

Obligations of the Parties

3.8 In order to facilitate the proper and timely progression of the development of the Program Lands, each of the Parties hereto covenants and agrees as follows:

(a) all Joint Venture Expenses shall be borne by the Parties pro rata according to their respective Participating Interests, unless otherwise specifically provided for in this Agreement, at the time the Joint Venture Expense is incurred or the Cash Call is made, as the case may be, (herein denoted as the "Cost Share") and each Party shall pay its Cost Share in accordance with the Accounting and Financial Procedures;

(b) to perform its obligations pursuant to this Agreement and to comply with all duly and validly enacted laws and regulations of Canada and the United States of Mexico, insofar as same apply to this Joint Venture;

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(c) to use its best efforts to cause the Operator to perform its obligations pursuant to this Agreement and all other related agreements, including obligations under any surface leases, mineral leases, mineral claims, and permits necessary for the exploration and development of the Program Lands, to the extent that the failure to perform such obligations affects or may affect the rights of any of the Parties to this Agreement;

(d) to pay and cause to be paid its proportionate share of all applicable royalties and other valid taxes, levies and other amounts properly arising in whole or in part out of the participation by such Party in this Joint Venture;

(e) to refrain from holding out itself or any of its representatives, as representing this Joint Venture, except as the Chairman of the Management Committee may be specifically authorized pursuant to this Agreement and to act in respect of the Joint Venture only through its representatives participating in the Management Committee as contemplated by this Agreement;

(f) to give prompt written notice to the other Parties and to the Management Committee of any event of default hereunder of which it becomes aware affecting it, any other Party, the Operator or this Joint Venture and to act in good faith in respect of the conduct of the Joint Venture vis-a-vis the other Parties; and

(g) to consider and approve any Plan and Budget with respect to a proposed Annual Development Program or Annual Production Program so long as the said Annual Program conforms in all material respects to the Approved Development Program or the Production Rate, as the case may be.

ARTICLE 4

MANAGEMENT AND OPERATIONS OF THE JOINT VENTURE

Management Committee and Procedures

4.1 The business and affairs of the Joint Venture shall be under the management direction and control of the Management Committee and the following provisions shall apply:

(a) the Management Committee shall consist of one (1) representative and a maximum of two (2) designated alternates of each Party. The representative and alternates shall be entitled to be present at the Management Committee meetings. Each eligible Party shall have unrestricted discretion in the appointment of such representative and alternates, whose names shall be furnished to all other Parties within thirty (30) days from the date of execution of this Agreement and who shall continue to serve unless replaced by written notice to the other Parties. In the event a Party hereto is Operator, that Party's representative (or in the absence of the representative, an

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alternate) shall act as Chairman of the Management Committee. In the event the Operator is not a Party to this Agreement, the Management Committee shall designate the Chairman and, in the event the Management Committee is unable to reach a decision in this regard the Chairmanship shall be determined on an annual rotating basis commencing once the Non-Party Operator commences duties as Operator with the Party having greater than or equal to a twenty (20%) percent Participating Interest hereunder being entitled to designate a Chairman in order of their Participating Interest hereunder (largest first);

(b) meetings of the Management Committee shall be held in the offices of the Operator unless the Management Committee agrees otherwise. The Management Committee shall meet not less than once in each calendar year at such time as it may agree upon and shall also meet when called by any Party upon not less than fourteen (14) nor more than thirty (30) days notice, unless such notice is waived by the Parties;

(c) a quorum of a Management Committee shall consist of the representative or a designated alternate from each Party. If a quorum is not present at the time and place set for a meeting, then the meeting shall be adjourned to the same place at a time not less than seven (7) nor more than fourteen (14) days later and provided notice of such adjournment is communicated to all of the Parties, then on the adjourned date the Management Committee may proceed to conduct business in accordance with this Agreement without a quorum being present;

(d) unless otherwise provided in this Agreement, any decision or action by the Management Committee shall require the concurrence of representatives of the Parties holding more than fifty (50%) percent of the Participating Interests herein. The representative (or in the absence of a representative a designated alternate) of each Party shall cast one (1) vote respectively for the Party which they represent and such vote shall be recorded as representing the percentage Participating Interest of the Party;

(e) an agenda of items to be discussed at each meeting shall be provided to the Chairman who will distribute a final agenda to each Party at least seven (7) days prior to the date of each meeting. All Parties shall have the right to place items on the agenda by notifying the Chairman. No decision shall be reached by the Management Committee at any meeting unless the item to be decided has been included in the agenda of that meeting except where the Parties otherwise unanimously agree;

(f) the Chairman shall be responsible for co-ordinating all activities of the Management Committee, but he shall always be subject to the direction of the Management Committee. It shall be the responsibility of the Chairman to act as liaison between the Operator and the Management Committee and to advise the Operator of the instructions of the Management Committee;

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(g) except as provided for in Section 7.1(s) no activities or other action, shall be commenced, undertaken or altered by the Operator or any Party hereto unless the Management Committee has approved the requisite Program pursuant to this Agreement;

(h) the Management Committee may conduct business without holding a meeting, provided:

(i) the decision of the Committee is unanimous,

(ii) the Chairman of the Management Committee receives by letter, telex or telegram, approval of the decision from the representative of each Party, and

(iii) within two (2) days of receiving approval from all Parties, the Chairman of the Management Committee sends to each Party written notice of the confirmation of the decision;

(i) minutes of each Management Committee meeting shall be prepared by the Chairman with copies to be made available to the Parties within a period of fourteen (14) days after the meeting. Each Party shall notify all other Parties of its approval or disapproval thereof in writing within twenty-one (21) days of receipt of the same, failing which it shall be deemed to have approved the minutes;

(j) the Management Committee may make additional rules for the conduct of its business which are not inconsistent with this Agreement;

(k) only those Parties having a Participating Interest in the Program Lands or relevant Project Area shall be entitled to receive notice of and be present at Management Committee meetings. Each Party, with the approval of the Management Committee, may invite technical and other advisors to assist at meetings of the Management Committee;

(l) decisions of the Management Committee shall be final when taken and the Parties shall be bound and hereby covenant, and agree to be bound, by the decision of the Management Committee unless otherwise specifically provided for in this Agreement;

(m) all Votes of the Management Committee shall be taken by a show of hands excepting that any Party may request a Management Committee Vote by ballot and in such event the said Vote shall be conducted in such fashion;

(n) the Management Committee shall instruct and/or direct the Operator by delivering to the Operator and to each of the Parties hereto a copy of the text of any resolution containing the instruction and/or direction certified by the Chairman of the

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Management Committee to be a valid and subsisting decision of the Management Committee and, in the case of a decision requiring the approval of the Management Committee by greater than a majority vote, certified to have been so made.

Duties of the Management Committee

4.2 The Management Committee shall be responsible for directing the business and affairs of the Joint Venture in accordance with the provisions of this Agreement, and without limiting the generality of the foregoing, the Management Committee shall perform this duty by:

(a) Reviewing any Plan and Budget submitted by the Operator in accordance with the provisions of this Agreement;

(b) Receiving and discussing any reports of the Operator;

(c) Reviewing the progress made in implementing Programs and, if considered necessary by the Management Committee, instructing or directing the Operator as to the steps which the Operator should take to carry out the subject Programs;

(d) Instructing or directing the Operator in any matter relating to the conduct of the Joint Venture; and

(e) Considering any request by the Operator which, by the terms of this Agreement, must be referred to the Management Committee for decision prior to implementation.

Communication

4.3 Any member of the Management Committee shall have the right to communicate with the Operator in respect of this Joint Venture through the President of the Operator and/or such persons as the President may from time to time designate, provided that any and all communications which constitute instructions and directions to the Operator shall be made in accordance with Section 4.1(n) hereof;

(a) no member of the Management Committee shall make statements on behalf of the Joint Venture excepting that, subject to Article 18 hereof, the Chairman of the Management Committee may from time to time be specifically authorized by sufficient Parties holding in the aggregate more than sixty (60%) percent of the Participating Interests herein to make such statements on behalf of the Joint Venture as may be necessary or desirable in the interests of the Joint Venture;

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(b) notwithstanding Section 4.3(a) and Article 18 hereof, the Chairman may make statements considered in his opinion to be in the best interests of the Joint Venture if the circumstances require same; however, the Chairman hereby undertakes on a best efforts basis to consult with all the Parties if possible before so proceeding and shall distribute a written text of his statement to all Parties immediately thereafter.

ARTICLE 5

OPERATOR

Appointment of the Operator

5.1 The Operator shall have the powers, rights and obligations conferred upon it by this Agreement. The Operator must have a Participating Interest of at least twenty-five (25%) percent in the Program Lands or Project Area in which it is operating unless the Management Committee determines, by an affirmative vote of Parties holding in the aggregate at least sixty (60%) percent of the Participating Interests, that the Operator may have less than a twenty-five (25%) percent Participating Interest. It is agreed between the Parties hereto that initially the Operator shall be TYS.

Resignation of Operator

5.2 The Operator may, by notice in writing to all Non-Operators, resign at any time and in any case shall be bound to resign if its Participating Interest is reduced to less than twenty-five (25%) percent in the Program Lands or Project Area in which it is operating, unless the Management Committee determines, by an affirmative vote of Parties holding in the aggregate at least sixty (60%) percent of the Participating Interests, that the Operator may have less than a twenty-five (25%) percent Participating Interest therein. An Operator that resigns shall not be released from its obligations hereunder for a period of ninety (90) days after its resignation unless a successor Operator shall have been appointed and shall have arranged to take over as Operator prior to the expiration of such period. The successor Operator shall be chosen by the Management Committee within such ninety (90) day period and shall assume the duties and obligations of the Operator forthwith upon the expiration of the aforesaid ninety (90) day period or at such earlier time as specified by the Management Committee. In the event the Management Committee is unable to choose a successor Operator, the successor Operator shall be chosen by the Independent Consultant.

Replacement of Operator

5.3 The Operator may be removed and replaced in the following circumstances:

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(a) upon the decision of Parties holding in the aggregate more than fifty (50%) percent of the Participating Interests provided at least ninety (90) days written notice is given to the Operator;

(b) upon the occurrence of any of the following events, provided the Management Committee or a non-Operator has provided written notice to the Operator setting forth particulars of the alleged default and the Operator has not remedied the default in accordance with Clause (c) hereof (provided that the foregoing shall not be applicable in the event the arbitrator determines that there was not a default in accordance with Clause (c) hereof):

(i) the Operator fails to perform its duties, responsibilities and obligations in accordance with this Agreement or the direction of the Management Committee or performs such duties and obligations in a manner which is contrary to good Canadian mining practice,

(ii) an attachment is made on the Joint Venture Property which is not related to the business of the Joint Venture, but is due to the negligence or omission of the Operator,

(iii) the Operator institutes voluntary liquidation, dissolution or winding-up procedures; or takes any voluntary proceeding under any bankruptcy or insolvency legislation to be adjudicated a bankrupt or for any other relief; or makes an assignment for the benefit of creditors; or a receiver is appointed with regard to any part of its property; or a court adjudges the Operator to be bankrupt or makes an order requiring the liquidation, dissolution or winding-up of the Operator; or if the corporate existence of the Operator is otherwise terminated, or

(iv) in the event the Operator is also a Party to this Agreement, and the Party defaults in the performance of any of its obligations in this Agreement, including any default on any agreement referenced in Section 3.7 hereof;

(c) The Operator shall, within twenty (20) days of receipt of the notice referenced In Clause (b) hereof, commence to remedy and diligently pursue to remedy the alleged default. In the event the Operator disputes the allegation of default, the issue of whether there is a default or not shall be settled by arbitration. If the Operator fails to:

(i) commence to remedy, within twenty (20) days of receipt of the written notice, and diligently continue to remedy the default, or

(ii) in the event the said Operator has disputed the allegation of default and has requested arbitration, then forthwith after the decision of the arbitrator if the arbitrator has determined that there was a default, commence to remedy and diligently continue to remedy the default;

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the Management Committee shall meet to remove the defaulting Operator and appoint another party as Operator. The successor Operator shall be chosen by the Management Committee excepting that the Operator being replaced may not be returned as Operator for a period of four (4) years following the removal except by an affirmative vote of Parties holding in the aggregate at least ninety (90%) percent of the Participating Interests;

(d) in the event an Operator reduces its Participating Interest to less than twenty-five (25%) percent in the Program Lands or Project Area in which it is operating, then in such instance a Management Committee meeting shall immediately be called to appoint a new Operator or confirm the existing Operator as Operator, as the case may be, and the provisions of Section 5.1 shall apply. The Management Committee may continue the existing Operator as Operator by an affirmative vote of the Parties holding at least sixty (60%) percent of the Participating Interests or appoint a new Operator by such a vote;

(e) any Operator removed pursuant to this Section 5.3 shall not be released from its obligations hereunder until its successor Operator has assumed the duties and obligations of Operator. The successor Operator shall assume the duties and obligations of the Operator upon the expiration of the tenure of the previous Operator or at such other time as designated by the Management Committee.

Prior Obligations

5.4 Nothing herein shall relieve an Operator which has resigned pursuant to Section 5.2 or been replaced pursuant to Section 5.3 from paying and from being responsible for its debts and obligations incurred prior to the effective date of resignation or termination, as the case may be, and the Operator shall have no claim upon the other Parties with respect thereto except as herein expressly provided.

Transfer of Property

5.5 (a) Upon ceasing to be Operator, the Operator shall forthwith deliver to its successor or to any other Party nominated for such purpose by the Management Committee, the custody of all assets, books, records and other property both real and personal having to do with this Agreement. The former Operator shall use its best efforts to transfer to its successor, effective as of the date of the former Operator's resignation or removal, its rights and obligations as Operator under all contracts exclusively relating to the Joint Venture operations and pending such transfer and in relation to all other contracts relating to the operations, the former Operator shall hold its right and interest as Operator from the date of resignation or removal for the account and to the order of the new Operator;

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(b) As soon as practicable after the effective date of resignation or removal of the Operator, the Parties shall audit the Joint Account and conduct an inventory of all Joint Venture Property and such inventory shall be used in the return of and the account for the said Joint Property by the Operator who has resigned or has been removed. All costs and expenses incurred in connection with such audit and inventory shall be a Joint Venture Expense.

ARTICLE 6

SUB-OPERATOR

Appointment of the Sub-Operator

6.1 The Operator may, with unanimous approval of the Parties, appoint some other person as its agent to carry out all or part of its duties hereunder.

ARTICLE 7

RESPONSIBILITIES AND INDEMNIFICATION OF THE OPERATOR

Responsibilities of the Operator

7.1 The Operator shall, subject always to the control of the Management Committee and at Joint Venture Expense, carry out all activities necessary to commence and complete each Program, and without restricting the generality of the foregoing, shall:

(a) submit to the Parties at least sixty (60) days prior to the commencement of each Operating Year and at any other time as requested by the Management Committee, a Plan and Budget for Exploration Work and matters relating to exploration, Development Work and matters relating to development, and Production for each Operating Year, and which shall in the case of an Annual Development Program conform to the Approved Development Program, outlining its proposed activities for the continuation or completion, as the case may be, of Exploration Work, Development Work or Production, as the case may be, including a detailed breakdown of categories of expenditures for each quarter of the said Operating Year. The Plan and Budget shall be accompanied by a report on the results of prior Programs and shall include such conclusions and recommendations as the Operator deems warranted as a consequence of the results achieved by such work;

(b) promptly submit to the Parties a revised Plan and Budget in respect of the related Program in each of the following circumstances:

(i) the Management Committee requests a revised Plan and Budget, or

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(ii) if, in the opinion of the Operator, the said Program should be amended;

(c) within thirty (30) days after the end of each month of each Operating Year provide statements for the said month setting out:

(i) program activities,

(ii) actual costs as compared with the prior forecast of costs, and

(iii) estimated expenditures for the remainder of the Operating Year;

together with such supporting invoices, receipts, records and reports as may be required by the Management Committee. Following the Beginning of Commercial Production, the Operator shall also provide to the Non- Operators within sixty (60) days after the end of each quarter of each Operating Year:

(iv) a balance sheet as at the last day of the quarter,

(v) a cash flow statement, and

(vi) a statement of income and expenses;

(d) commencing with the Beginning of Commercial Production and at least ninety (90) days prior to the beginning of each semi-annual period thereafter (January 1 through June 30 and July 1 through December 31 of each Operating Year), the Operator shall estimate the probable quantity of Product per day which can be produced during the said period in accordance with good Canadian mining practice and which can be available for the Parties, and to notify the Parties as to such estimates;

(e) diligently and prudently conduct all operations in accordance with the mining practices of Canada and the United States of Mexico;

(f) determine the number of employees and their terms of employment and hire, direct and discharge all such employees who shall be employed by the Operator and subject to its control and direction;

(g) purchase or otherwise provide all necessary material and supplies;

(h) purchase, lease or otherwise provide all necessary machinery and equipment which may be acquired or leased from any Party provided that the price is competitive;

(i) obtain all services and supplies at commercially reasonable terms and unless:

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(i) approval is obtained by an affirmative vote of members of the Management Committee representing in the aggregate 60% of the Participating Interests, or

(ii) the consultant, contractor or supplier, as the case may be, is the lowest qualified bidder or tenderer (in terms of quality of work, reputation, delivery, timeliness of work and other relevant factors in the discretion of the Operator) with respect to the contract;

all services and supplies shall be obtained from consultants, contractors and suppliers who are at Arm's Length with the Operator with respect to all contracts having a value exceeding Ten Thousand ($10,000.00) Dollars. In the event that either of the foregoing sub-clauses (i) or (ii) are applicable the Operator shall make it a term of the contract with any such consultant, contractor or supplier that any Party may, on reasonable notice, carry out an audit of the books and records of such consultant, contractor or supplier for the purpose of verifying the charges made to the Operator;

(j) comply, and require compliance of others doing work on Joint Venture Property, with the requirements of federal, provincial and local laws relating to employer's liability insurance, workers' compensation, social insurance, unemployment, fair employment, and other similar applicable laws with respect to any work or operation conducted under this Agreement;

(k) take all proper and reasonable steps for the protection of rights of surface owners against damage occasioned by operations to be conducted hereunder and pay such damages as may lawfully be determined as resulting from such operations;

(l) facilitate the right of authorized employees and agents of each Party to enter upon and into the Joint Venture Property at all reasonable times for the purpose of: inspecting the Joint Venture Property and the work performed and to be performed under this Agreement, observing the conduct of operations, conducting tests and assays, taking samples and making copies of any data related to the Joint Venture. Each Party shall have the right at all reasonable times to inspect, review and require the Operator to furnish, at the sole expense of the Party concerned, copies of documents in the possession or control of the Operator, wherever the same may be located, relating to the Joint Venture. Each Party shall have the right, upon reasonable notice given to the Operator, to authorize any person designated by a lending institution to which the Party is or expects to become indebted to visit and inspect the Project Lands and facilities to examine the documents of the Operator relating to the Joint Venture and to discuss the Joint Venture and the affairs, finances and accounts thereof with the Operator or with its independent professional advisors. Any access granted to any Party pursuant to the foregoing provisions shall be at such Party's sole expense and risk and must not unreasonably obstruct or interfere with operations being conducted by the Operator;

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(m) review all invoices for approval, pay all approved invoices, maintain in Canada records in accordance with generally accepted accounting principles and make available such records for the inspection of any Party hereto, at the sole expense of the inspecting Party who undertakes not to unreasonably obstruct or interfere with the operations of the Operator;

(n) except as may be permitted under this Agreement, keep the Joint Venture Property free of liens and encumbrances of every character arising from operations and proceed with all diligence to contest or discharge any lien that is filed;

(o) prosecute or defend all litigation arising out of operations hereunder, provided that any Party may also join in the prosecution or defence of such litigation at its sole expense, and further provided that the Operator shall apprise each Party hereto of such pending or actual litigation immediately upon receipt of relevant documentation or information pertaining to same;

(p) pay, at the time and in the manner required by law, all federal, provincial or local taxes (other than royalties and any taxes on income) assessed or levied against Joint Venture Property or Joint Venture operations. Where taxes, in the opinion of the Management Committee, are wrongfully assessed or levied against Joint Venture Property or Joint Venture operations, the Operator shall protest the assessment or levy within the time limit and in the manner prescribed by law and shall pursue the protest to final determination provided that, if any Party is of the opinion that any taxes are wrongfully assessed or levied, that Party may protest such assessment or levy at its own expense;

(q) Obtain and maintain inclusive coverage insurance in a minimum amount of three million ($3,000,000.00) dollars, or such higher amount in accordance with good mining practice of Canada and the United States of Mexico and as designated by the Management Committee, in the name of the Operator with all other Parties hereto named as additional insureds. The insurance shall include public liability bodily injury and property damage coverage, automobile public liability bodily injury and property damage coverage and employee liability insurance coverage (where necessary). Insurance shall also be obtained to cover the full insurable value of physical assets when they are acquired, with loss to be payable to the Operator who shall have the obligation to distribute the proceeds in accordance with the Participating Interests of the Parties involved. The Operator shall request that the insurer provide a certificate of insurance to each Party certifying that the required international insurance policy is in effect;

(r) regularly consult with the Non-Operators concerning the operations and keep the Non-Operators currently advised of all important matters arising in connection therewith;

(s) comply with all terms and conditions of title documents relating to the Program Lands and implement and do all things necessary (including the implementation and carrying out of the minimum amount of assessment work) to keep the Program Lands in

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good standing and in full force and effect for the benefit of the Parties and each of the Parties shall have an obligation and commitment to share the expenditures as a Joint Venture Expense for such minimum program in accordance with their Participating Interest; and

(t) in order to facilitate the preparation by the Parties of all Returns and Reports to the Governments of Canada and the United States of Mexico, the Operator shall provide the Parties with the basic data required to permit the reporting of the required information to such public authorities at least thirty (30) days prior to the due date for payment or filing in respect of any such Report.

Indemnification of Operator

7.2 (a) Each Party, in proportion to its Participating Interest, hereby agrees to indemnify and to hold harmless the Operator against any claim of or liability to any third person resulting from any act or omission of the Operator, its agents or employees in conducting operations pursuant to this Agreement to the extent that the claim or liability is not covered by insurance; excepting that the Operator shall not be indemnified or held harmless by the Parties for any loss, damage, claim or liability, resulting from the gross negligence or willful misconduct of the Operator, its agents or employees unless the act or omission of the Operator, its agents or employees, is or has been done or omitted at the instruction, or with the concurrence of, the Management Committee;

(b) The Operator shall not be liable to any Non-Operator for any loss or damage except for loss or damage resulting from the gross negligence or willful misconduct of the Operator, its agents or employees. In no event shall any Party (whether Operator or Non-Operator) be liable to any other Party for any incidental or consequential damage.

ARTICLE 8

EXPLORATION

Annual Exploration Programs

8.1 (a) The Operator shall, pursuant to Section 7.1(a) hereof, submit annual Plans and Budgets outlining its proposed activities for Exploration Work on the Program Lands, to the Parties. Each Party shall have twenty (20) days after receipt of the said Plan and Budget to submit to the other Parties its suggestions with respect to the Plan and Budget and thereafter a Management Committee Meeting shall be called by the Chairman, and failing that by any Party in accordance with Section 4.1(b) hereof, to consider the submission from the Operator and any submissions from the Parties with a view to establishing an Annual Exploration Program;

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(b) Notwithstanding Clause (a) hereof, in the event the Management Committee is deadlocked in a 50-50 vote and is unable to establish an Annual Exploration Program pursuant thereto, the following procedure shall apply:

(i) in the event the Plan and Budget is not accepted because of a disagreement about the magnitude of the cost of the Plan and Budget, then the budget (and the plan in the event there is no dispute pursuant to Sub-Clause (ii) hereof) being selected then the plan, or the Plan and Budget, as the case may be, having the largest estimated cost shall be chosen between the Plan and Budget selected by one Party or Parties on the one hand and another Party or Parties on the other hand and any Plan and Budget established pursuant to the foregoing shall apply as if the Management Committee had accepted it, and

(ii) in the event the Plan and Budget is not accepted because of the manner in which it is being proposed that the budget monies be expended, but only after the budget has been determined in accordance with Sub-Clause (i) hereof, the Parties and the Operator shall each submit a Plan and Budget to the Independent Consultant, and the Independent Consultant shall decide which of the Plans and Budgets is technically the most preferable and in the best interests of the Joint Venture. The Plan and Budget selected by the Independent Consultant to be the most technically preferable and in the best interests of the Joint Venture shall for all purposes be regarded as the final and approved Annual Exploration Program as if the Management Committee had accepted it, and

(iii) notwithstanding any other provision in this Section 8.1, the Operator shall in all instances be obligated to comply with Section 7.1(s) hereof and the Parties shall provide the necessary funds.

Participating in the Annual Exploration Program

8.2 (a) At the Management Committee meeting establishing each Annual Exploration Program, each Party shall indicate whether or not they agree with the proposed Plan and Budget to establish the Annual Exploration Program. A Party that agrees to the proposed Plan and Budget shall be liable for its Cost Share of the Annual Exploration Program. A Party that does not agree to the proposed Plan and Budget shall not be liable for any Cost Share of the Annual Exploration Program established pursuant thereto. If a Party (the "Non-Approving Party") elects not to participate in an Annual Exploration Program by not approving the proposed Plan and Budget, the other Parties shall have the right, but not the obligation, to rateably, or as they may otherwise agree, assume the Non-Approving Party's proportion of the costs attributable to the Annual Exploration Program and the Participating Interest of each Party shall be determined pursuant to Clause (b) hereof. If the Approving Parties elect not to assume the Cost Share of the Non-Approving Party, the Annual Exploration Program shall be rescinded and such Program shall be null and void and the Approving Parties may elect to submit

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in lieu thereof a revised Plan and Budget with a reduced budget (which shall for the purposes hereof constitute an Annual Exploration Program) in which case each Non-Approving Party shall have fourteen (14) days after receipt of such notice within which to notify each of the Approving Parties as to whether it votes to approve such Program. Where any Non-Approving Party votes to approve such Program, it shall thereby become liable for its Cost Share of such Program and it shall be deemed for the purposes hereof to be an Approving Party in respect thereof provided that where any Non-Approving Party fails to approve such Program, Clause (b) of this Section 8.2 shall apply, mutatis mutandis.

(b) Unless otherwise expressly provided, the Participating Interest of each Party shall be calculated in accordance with the following formula:

$$P.I. = \frac{P.E. + C.E.}{T.P.E + T.C.E.} \times 100$$

where:

P.I.	equals the Participating Interest of a Party;
P.E.	equals the total previous Joint Venture Expenses incurred, or deemed to be incurred, on behalf of a Party;
C.E.	equals the Joint Venture Expenses which a Party has committed itself to make;
T.P.E.	equals the total previous Joint Venture Expenses incurred, or deemed to be incurred, on behalf of all of the Parties;
T.C.E.	equals the total Joint Venture Expenses which the Parties have committed themselves to make.

The Participating Interest of each Party shall be calculated at the time a Program is approved, at the time a Program is completed and at such other times as may be necessary to determine the Participating Interests of the Parties.

The election of a Party not to participate in a particular Annual Exploration Program shall not preclude that Party from participating in subsequent Annual Exploration Programs to the extent of its adjusted Participating Interest. No adjustment to any Participating Interest pursuant to the provisions hereof shall affect the validity of any vote taken by the Parties on the basis of their Participating Interests prior to such adjustment;

(c) If the Participating Interest of a Party in the Program Lands or a Project Area, as the case may be, decreases below five (5%) percent, such Party shall immediately thereupon forfeit all Participating Interest in such Program Lands or Project Area and

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the Participating Interest so forfeited shall be distributed to the other Parties in proportion to their respective Participating Interests or in such other ratio as they may agree upon; and such Party shall receive a Net Proceeds of Production royalty equal to two and one half percent (2 1/2%).

(d) a Party which forfeits or reduces its Participating Interest pursuant to this Section shall have the right to redeem its position if the actual budget expended is less costly by at least twenty-five (25%) percent than the budget as set out in the Annual Exploration Program to which the Party had not agreed, otherwise the forfeiture is final. The Operator shall at least twenty (20) days prior to the Management Committee meeting to be called pursuant to Section 8.1(a) provide a complete statement of expenditures incurred to date and an estimate of expenditures to be incurred to completion of the Operating Year (such expenditures to be verified by audit within six (6) months if the forfeiting Party request and agrees to pay for same) to all Parties including the forfeiting Party. The forfeiting Party shall inform the Chairman of the Management Committee prior to the said meeting of its wish to redeem its Participating Interest or to require an audit. A Party redeeming its Participating Interest shall pay the Cost Share it would have paid had it participated in the Approved Exploration Program, plus Interest thereon from the date of the Operator's invoices to the date of payment to the Operator. Payment shall be made by the redeeming Party to the Operator within thirty (30) days following the said Management Committee meeting. The Operator shall pay the proceeds to the other Parties in proportion to the manner in which their Participating Interest related to the participation in the subject Annual Exploration Program; and

(e) any Party forfeiting its Participating Interest under Section 8.2(c) shall continue to be responsible for all liabilities and obligations incurred by it prior to such forfeiture and the forfeiting Party shall, upon request, deliver to the requesting Approving Party or Parties a quit claim in respect of the interest forfeited.

ARTICLE 9

PROJECT AREAS AND AREAS OF INTEREST

Division of Properties into Project Areas

9.1 (a) The Operator or any Party may at any time and from time to time propose to divide the Program Lands into such number of Project Areas as it may deem expedient and desirable. The Operator shall furnish the Parties hereto with a detailed statement showing those Joint Venture Expenses up to that time which the Operator recommends be segregated and applied to a specific Project Area and allocated to the Parties in accordance with their Participating Interest therein. Forthwith upon receipt of such proposal, the Management Committee shall decide to accept or reject such proposal in whole or in part; and

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(b) Each Project Area shall be considered a separate Joint Venture and shall be subject to and conducted in accordance with the terms of this Agreement, mutatis mutandis, including without limitation the separately and independently from each other and without limiting the generality of the foregoing the following shall apply:

(i) after establishment of each Project Area, the Operator for each Project Area shall prepare Plans and Budgets for its respective Project Area. Such Plans and Budgets shall be dealt with in like manner and timing, mutatis mutandis, to that described in Section 8.1.A Party shall have the option to elect not to participate in further Programs in such Project Area or to take a reduced interest in accordance with Section 8.2. A Party's failure to participate in any one or more Programs in a Project Area shall not in any way alter such Party's right to participate in Programs in any other Project Area;

(ii) the Operator shall keep separate detailed accounting records for each Project Area;

(iii) a separate Management Committee shall be established with respect to any new Project Area. Only the representatives of the Parties having a Participating Interest in the relevant Project Area shall be entitled to receive notice of Management Committee meetings and only those Parties shall be entitled to be present at such meetings through their representatives or alternate who may be accompanied by any reasonable number of advisors; and

(iv) each Party shall have an initial Participating Interest in the Project Area equal to its Participating Interest in the Joint Venture Property immediately prior to the segregation of the Project Area.

Properties Acquired Within Program Lands Area of Interest

9.2 Any mineral dispositions, leasehold properties or other mineral properties of whatsoever nature or kind or interest acquired wholly within that area contained within five (5) kilometres of the boundary of the Program Lands by a Party hereto, its subsidiary, agent or any other party with whom it is associated during such time as that Party hereto holds or has held within the prior twenty-four (24) months a Participating Interest hereunder shall for all purposes be deemed to be held in trust for the Parties hereto and it shall notify the other Parties hereto of its acquisition and the cost thereof. Such notification shall be made as soon as possible after the acquisition and shall provide a description of the property acquired, a statement of its costs in connection therewith and all other pertinent information. The Parties shall be entitled to participate therein by furnishing written notice of its decision to participate, which notice shall contain the undertaking by the interested Party to pay its proportionate share of the acquisition costs thereof. If any or all of the other Parties have elected to participate by written notice to the Party having acquired such property within thirty (30) days from receipt of notification regarding the acquisition, then the Party receiving such election notice shall

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forthwith transfer and assign the property to the Parties having elected to participate in proportion to their Participating Interest or as the Parties may otherwise mutually agree. Failure by a Party hereto to give written notice of its decision to participate within thirty (30) days of its receipt of such a notice of acquisition shall, for all purposes be deemed to be a decision by it not to participate therein.

ARTICLE 10

ABANDONMENT OR SALE

Abandonment

10.1 (a) The Management Committee may decide to abandon a portion of the Program Lands, provided that the decision for abandonment is made at least ninety (90) days prior to the expiration date of the License and furthermore, that the Parties or a Party, as the case may be, which voted against such abandonment may, within thirty (30) days of notification of such proposed action and pro rata to their Participating Interests, at no cost and without further liability to the other Parties, acquire all the interest of the abandoning Parties in such lands subject only to any former holder's rights and the abandoning Parties shall forthwith quit claim, assign and convey, without warranty of title, but by good and proper instrument, all of their right, title and interest in such mineral dispositions to the Parties electing to receive such assignment. Upon such assignment, the abandoning Parties shall be relieved from all obligations thereafter accruing, but not previously accrued, with respect to the interest assigned, the operations thereon and the Production therefrom; provided, however, the assigning Party shall not be relieved of obligations to which it was previously committed by electing to participate in a Program.

(b) Any lands acquired by a Party pursuant to this Section 10.1 shall thereafter not be included as part of the Program Lands or a Project Area.

Sale Restricted

10.2 Neither the Management Committee nor the Operator has the right to sell any interest in or title to all or part of the Program Lands or a Project Area.

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ARTICLE 11

TERMINATION OF INTEREST

Option to Quit

11.1 (a At the end of any Operating Year during the term of this Agreement, a Party may terminate its Participating Interest in this Joint Venture and its rights therein and, except as provided for in Clause (b) hereof, may terminate its obligations under this Agreement at any time by delivering a quit claim deed and transfer to the other Parties whereby it shall quit claim, transfer and convey to such other Parties (in the ratio of their respective participating Interests or in such other ratio as they may agree upon) all of its right, title and interest in and to the Joint Venture Property and this Joint Venture;

(b A Party whose Participating Interest has terminated pursuant to this Article shall remain liable for:

(i all obligations or liabilities arising hereunder prior to the termination or abandonment,

(ii without limiting Clause (a) hereof, its Cost Share of the Approved Development Program or any other Program theretofore approved by the Management Committee (excepting a Program referenced in Sections 8.2(a) and 9.1(b) for which the said Party did not vote in favour of and provided the said Party did not exercise its back-in rights pursuant thereto), and

(iii if Commercial Production has been achieved, its pro rata share of all decommissioning costs and expenses, determined in accordance with generally accepted accounting principles, consistently applied, such to include all required environmental clean up.

ARTICLE 12

DEVELOPMENT WORK

Initiation of Development Work

12.1 If the results of Exploration Work conducted on a Project Area or on any portion of the Program Lands are such that in the judgement of the Operator or any party having an interest in such lands, Development Work ought to be considered, then the Operator or any such Party may present to the Management Committee a proposal to engage an independent consulting engineering firm to prepare a Feasibility Study with respect thereto. A

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meeting of the Management Committee shall be held to consider the proposal and shall be convened on not less than forty-five (45) nor more than ninety (90) days' notice after receipt of such proposal.

Commissioning of Feasibility Study

12.2 (a The commissioning and timing of any Feasibility Study to be conducted at Joint Venture Expense is to be decided by the Management Committee. If the required Vote cannot be obtained in the Management Committee, any Party may engage an Independent Consultant to prepare a Feasibility Study at its own expense. The expense of the Feasibility Study commissioned by any Party but not approved by the Management Committee will be borne only by the Parties which participate in an Approved Development Program based on the said Feasibility Study as provided in Section 12.4. The terms of reference for the Feasibility Study commissioned by the Management Committee shall be established by the Management Committee or, in the event the Management Committee is unable to reach a decision in this regard, by the Independent Consultant;

(b The purpose of any Feasibility Study commissioned hereunder, whether by the Management Committee or a Party, shall be to determine whether or not Commercial Quantities are located within the specified Project Area and whether or not it is Commercially Feasible to bring a Mine into Production on such lands and, if so, to recommend by what techniques, at what rates of Production, within what time period and at what anticipated costs (including any anticipated costs associated with acquiring additional Program Lands) Production should be carried on. Notwithstanding the foregoing, the Feasibility Study, and any work or program recommended in accordance therewith, shall identify and take into account all reasonable alternatives identified or suggested by the Operator or submitted by a Party in accordance with Clause (c) hereof. The recommendations and alternatives in the Feasibility Study shall include, but not necessarily be limited to, a comparison on the basis of cash flow analysis and nonmonetary advantages and disadvantages to the Joint Venture as distinct from any individual Party;

(c A Party with a twenty-five (25%) percent or greater Participating Interest herein shall be entitled to make suggestions or recommendations to the party carrying out the Feasibility Study.

Consideration of Feasibility Study

12.3 The findings and recommendations contained in a Feasibility Study shall be considered by the Management Committee at a meeting to be held not less than thirty (30) nor more than ninety (90) days following written notice of completion and delivery of the Feasibility Study. The Management Committee shall decide whether or not the Feasibility

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Study needs revision or clarification, and in the event that it does, the Feasibility Study shall be returned to the Independent Consultant or Party carrying out the Feasibility Study, as the case may be, for such purposes. Each Party having a twenty-five (25%) percent or greater Participating Interest may make suggestions or request clarifications regarding the Feasibility Study (but only once for each Party). If the Feasibility Study does not require revision or clarification, or after the same is made, the Management Committee shall, and, in accordance with Section 12.4, consider the establishment of an Approved Development Program.

Establishment of an Approved Development Program

12.4 Within thirty (60) days of the latter of the receipt of the revised Feasibility Study by the Management Committee or the first Management Committee meeting which considered the original Feasibility Study and determined that revisions did not need to be made to it, as the case may be, as provided for in Section 12.3, the Management Committee shall consider the findings and recommendations of such Feasibility Study with a view to establishing an Approved Development Program. Subject to the Back In Interest, the following rules shall apply:

(a if less than fifty (50%) percent of the Participating Interests in the Project Area as represented on the Management Committee support Development Work based on the findings and recommendations of the Feasibility Study, then no further action shall be taken with respect to such Feasibility Study, however the foregoing shall not preclude the Management Committee from reconsidering the issue in more than one instance;

(b if fifty (50%) percent or more but less than sixty (60%) percent of the Participating Interests in the Project Area as represented on the Management Committee support Development Work based on the findings and recommendations of the Feasibility Study, then there shall be a delay of at least six (6) months but no greater than eight (8) months after the voting meeting of the Management Committee which considered the findings and recommendations of the Feasibility Study with a view to establishing an Approved Development Program and if after the end of the six (6) months but prior to the expiration of eight (8) months the Chairman of the Management Committee determines that fifty (50%) percent or more of the Participating Interests in the Project Area favour Development Work, then the findings and recommendations shall be deemed to have been approved and shall become an Approved Development Program, having due regard for any delay in scheduling or cost impact resulting directly or indirectly from the six (6) to eight (8) month delay;

(c if sixty (60%) percent or more of the Participating Interests as represented on the Management Committee support Development Work, based on the findings and recommendations of the Feasibility Study, then the findings and recommendations shall be deemed to have been approved and shall become an Approved Development Program;

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(d if a Party does not support the findings and recommendations of a Feasibility Study which becomes an Approved Development Program, then such Party is not liable for its Cost Share of such Program but must elect within one hundred and eighty (180) days to:

(i transfer its Participating Interest subject to Section 15.1 hereof (with the Transferee being liable to pay the Transferor's Cost Share, plus Interest thereon from the due date as referenced in the Financial and Accounting Procedures), or

(ii sell all of its Participating Interest to the other Parties which they shall acquire in the ratio of their respective Participating Interests or such other ratio as they may agree upon and the Party selling shall be entitled to receive from them, in the ratio of the Participating Interests so acquired, all the monies the selling Party has expended on the subject property to date plus Interest but such payment shall not exceed two hundred (200%) percent of all the monies so expended and it shall be payable in five (5) equal annual instalments commencing on the date of sale.

If a Party proceeds pursuant to Section 12.4(d)(i) and does not dispose of its Participating Interest pursuant to Section 15.1, then such Party shall within ten (10) days of the time limit set for sale in Section 15.1 proceed pursuant to Section 12.4(d)(ii) and shall be deemed to have elected accordingly.

Annual Development Programs

12.5 (a The Operator shall, pursuant to Section 7.1(a) hereof, once the Approved Development Program has been established, submit annual Plans and Budgets, outlining its proposed activities required to continue or complete, as the case may be, the Approved Development Program. Each Party shall have thirty (30) days from receipt of the said Plan and Budget to submit to the other Parties its suggestions with respect to the Plan and Budget and thereafter a Management Committee meeting shall be called to consider the submissions from the Operator and any submissions from the Parties with a view to approving the said Plan and Budget to establish an Annual Development Program. The Parties shall be obligated to approve any Plan and Budget, provided the Plan and Budget is consistent in all major respects with the Approved Development Program;

(b Notwithstanding Section 12.5(a) hereof, in the event that the Management Committee is unable to establish an Annual Development Program pursuant thereto, the Parties shall submit a proposed Plan and Budget, to establish an Annual Development Program, to each of the other Parties, the Operator and the Independent Consultant. The Independent Consultant shall select the proposed Plan and Budget which is most in

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accordance with the Approved Development Program and good Canadian mining practice and that Plan and Budget shall be deemed to be the Annual Development Program for that Operating Year.

Changes to Development Programs

12.6 Once an Approved Development Program has been established by the Management Committee pursuant to this Article 12, no Material Deviation from the said Program shall occur except by a vote of the Parties holding Participating Interests of seventy-five (75%) percent or greater. For the purpose of this Section 12.6 "Material Deviation" shall only include:

(a an increase in design capacity of greater than ten (10%) percent;

(b significant change in design of the mill process facilities, processes employed or mine plans.

ARTICLE 13

PRODUCTION

Production Rate

13.1 The Production Rate shall be that rate initially established in the Approved Development Program unless amended by the Management Committee during the meeting to establish the Annual Production Program pursuant to Section 13.2 hereof.

Annual Production Programs

13.2 The Operator shall, pursuant to Section 7.1(a) hereof, commencing with the Beginning of Commercial Production, submit Annual Plans and Budgets respecting activities required to continue with or complete, as the case may be, Production. Each Party shall have thirty (30) days from the receipt of the said Plan and Budget to submit to the other Parties its suggestions with respect of the Plan and Budget and thereafter a Management Committee meeting shall be called to consider the submissions from the Operator and any submissions from the Parties with a view to approving the said Plan and Budget to establish an Annual Production Program. In the event an Annual Production Program is not established pursuant to the foregoing, the Operator shall be entitled to maintain Production at the previous level established pursuant to Section 13.1 and each Party shall bear their Cost Share thereof.

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Taking in Kind

13.3 (a Each Party shall take in kind in accordance with Clause (c) hereof and separately dispose of its share of the Product and shall individually bear any expenditures necessitated thereby. Notwithstanding the provisions of Section 14.4, if a Party is in default of payment of its Cost Share in accordance with Section 14.4, such Party's share of Product will remain as Joint Venture Property for the duration of the default;

(b All Product shall be divided among the Parties and each Party shall receive Product of like quality to that received by each other Party and, to the extent such division is impractical, a method of making relevant adjustments to equalize the division of the Product among the Parties shall be determined by the Parties;

(c Each Party shall receive its share of Product duly weighed, sampled, assayed and delivered at a point of delivery in accordance with delivery procedure to be agreed upon by the Parties prior to the Commencement of Commercial Production; and

(d The Operator shall maintain at its principal Canadian business office records of the quantity and quality of Product taken by each Party and shall furnish the Parties with written monthly reports in respect thereof.

Failure to Take in Kind

13.4 If a Party has not made the necessary arrangements to take in kind or place in storage in accordance with Section 13.5 its share of Product, the Operator may give notice to the Party that thirty (30) days after such notice the Product will be sold or stored for the account of the Party, and if sold all costs as to storing and selling (including a reasonable commission) will be deducted by the Operator prior to paying to the Party the proceeds of sale. Except with the consent of the Party, the Operator shall not in any year commit an amount of such Product for sale which is greater than the equivalent of the Party's share to be derived from one year's normal Production. The price for such sales shall not be less than the market price prevailing in the area at the time of the sale. If the Product is stored and not sold, the Party shall promptly reimburse the Operator for the cost of such storage as it is incurred and is billed by the Operator to the Party.

Storage of Product

13.5 The Operator shall, if requested by a Party, store in a suitable location the Product owned by such Party. Such Product shall be stored in a location where it will not interfere with Production and each Party shall only be entitled to use for storage purposes its respective share of any area so used for storage and all of the costs involved in arranging and providing such storage shall be billed directly to and be the sole responsibility of the Party

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whose Product is so stored. Once stored, such Product shall no longer form any part of the Joint Venture Property and the Operator shall be under no further responsibility with respect thereto save to provide assistance in dispatching the shipment thereof from its place of storage when requested to do so by the Party thereof. The Operator's charges for such assistance and any other related matters shall be billed directly to and be the sole responsibility of the Party.

ARTICLE 14

LIABILITY OF PARTIES

Separate and Not Joint

14.1 The rights, duties, obligations and liabilities of the Parties hereto shall be separate as to each Party's respective Participating Interest and not joint or collective. Each Party shall be responsible only for its obligations herein set forth. It is not the intention of the Parties to create a mining, commercial or other partnership or agency relationship between the Parties and this Agreement shall not be construed so as to render the Parties liable as partners or as creating a mining, commercial or other partnership. No Party shall be or deemed to be or shall hold itself out to be the agent of any other Party except in its capacity as Operator.

Ownership of Property

14.2 The ownership of beneficial interests in the Joint Venture Property shall be as tenants-in-common in undivided shares according to their Participating Interests. Each Party shall be responsible only for its obligations as herein set forth and shall not in any way be obligated for the debt or obligation of the other.

Remedies of Certain Defaults

14.3 If any party shall default in the performance of any obligation (other than payment of money), in this Agreement, including a default under any agreement referenced in Section 3.6 hereof, such Party shall remedy such default within sixty (60) days following receipt of written notice to do so (which notice may accompany the notice referred to in Section 3.9(f)) from the Operator or any other Party; provided, however, that if such default is of such nature that it cannot be reasonably cured within such period, such Party shall commence to remedy such default within the sixty (60) day period and to proceed thereafter with due diligence until the default no longer exists.

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Default of Payment

14.4 In the event a Party does not pay its invoiced share of Joint Venture Expenses or meet a bona fide cash call requirement when due and provided that the Operator or any other Party has given the defaulting Party written notice of the defaulting Party. Failure to make any such payment or payments with particulars as to the total principal and Interest due, then, provided that the defaulting Party has not, within ten (10) days of the defaulting Party's receipt of the aforesaid notice, paid all amounts due, including Interest from the due date, the defaulting Party shall be deemed to have relinquished its entire Participating Interest in the Joint Venture to the non-defaulting Parties pro rata in accordance with Section 8.2(b). The non-defaulting Parties are responsible for the payment of the defaulting Parties Cost Share in proportion to their Participating Interests or in another mutually agreed to proportions.

Other Remedies

14.5 Without restricting Sections 14.3 and 14.4 hereof, the non-defaulting Parties shall have any other rights and remedies available at law or in equity, which may be exercised in the alternative, concurrently or cumulatively. No delay or omission by any Non-defaulting Party in exercising its rights and remedies hereunder shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise thereof shall preclude any other future exercise thereof or exercise of any other right or remedy.

Liability

14.6 Except as provided for in Section 7.2, in no event shall any Party be liable to any other Party with respect to economic, incidental or consequential losses or damages suffered by a Party arising by reason of a default pursuant to this Agreement or otherwise, excepting that the foregoing shall not include third party claims for economic, incidental or consequential loss or damages.

ARTICLE 15

TRANSFERS

Transfer and Assignments

15.1 No Party hereto may sell, assign, pledge or otherwise encumber any of its rights or interest hereunder to a third party without the prior written consent of the other Parties hereto, provided that such consent shall not be unreasonably withheld, save that any Party may at any time, in its sole discretion and without the prior approval of any other Party, assign and transfer its rights and interest under this Agreement or any part thereof pursuant to an amalgamation, merger or corporate reorganization which will have the effect in law of the

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surviving company possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of the predecessor Companies, and to any parent or subsidiary or associated corporation, provided that such assignee agrees to be subject to and bound by the terms and conditions of this Agreement and to retransfer such rights and interest to such Party if it ceases to be a parent or subsidiary or associate corporation of such Party, and provided that the other Parties hereto are satisfied such an assignee is financially able to meet the commitments hereunder. The Parties acknowledge that the intent of this Section is to permit those transactions above referenced and not to allow a third party to acquire legal, beneficial, or equitable ownership of the Participating Interest by virtue of the aforesaid transaction. Any sale, assignment or transfer by a Party of all or any part of its respective rights hereunder except as otherwise herein provided, shall include a provision whereby the purchaser, successor or assignee, as the case may be, shall agree to assume the rights and be subject to all the liabilities and obligations of the assigning Party under this Agreement theretofore or thereafter accruing or becoming due, including the obligation by such Party in respect of all debts or liabilities incurred by it pursuant to its obligations hereunder, and such purchaser, successor or assignee, shall execute such agreements as may be required in this connection by the other Parties. Each transferee or assignee of such rights hereunder shall by written agreement with and for the benefit of the other Parties assume and agree to pay for and perform such liabilities and obligations. Such sale, assignment or transfer shall not be or become effective until an executed counterparts of such assumption agreement has been delivered to the other Parties. Such assumption shall not serve to release or discharge the Party transferring or assigning its interest or any part thereof, from any of said liabilities or obligations set forth under this Agreement.

Right of Refusal on Transfers Between GR and TYS

15.2 Subject to the approval required by Section 15.1, if either GR or TYS (denoted in this Article 15 as the "Vendor") shall wish to sell, assign, transfer, convey or otherwise dispose of all or part of its Participating Interest in the Program Lands or a Project Area (the Parties being absolutely prohibited from selling, assigning, transferring, conveying or otherwise disposing of any interest other than all or part of its Participating Interest) at any time during the currency of this Agreement, GR or TYS, as the case may be, (hereafter in this Section 15.1 GR or TYS shall be called the "Purchaser") shall be entitled to a right of first refusal in respect thereof as follows:

(a the Vendor shall give written notice (hereafter called the "Offering Notice") to the Purchasers of the Vendor's desire to sell. The Offering Notice shall describe the Participating Interest or part thereof that is offered for sale, and shall also state the bona fide cash consideration and other terms on which the sale and purchase is desired to be made by the Vendor. The Offering Notice shall include the names and addresses of not more than four (4) persons or corporations, which may include a Party hereto, (hereinafter called the "List of Names") to one or more of which the Vendor proposes to offer to sell on terms not more favourable than offered to the Purchaser as contained in the Offering Notice;

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(b the offer in the Offering Notice shall be open for acceptance (denoted in this Article as the "Acceptance Period") from receipt of the Offering Notice by all of the Purchasers to the latter of:

(i a period of ninety (90) days following the receipt by all of the Purchasers of the Offering Notice,

(ii a period of forty-five (45) days following the receipt by all of the Purchasers of the bona fide estimate of value pursuant to Clause (c) hereof, and

(iii a period of forty-five (45) days following the decision of the arbitrator pursuant to any arbitration conducted as referenced in Clause (c) hereof.

The Offering Notice shall be irrevocable by the Vendor during the Acceptance Period;

(c the Purchaser or Purchasers shall be entitled to acquire all, but not part of, the Participating Interest offered for sale for the consideration and upon the terms referenced in Clause (a) hereof; excepting that if any element of the consideration for the Participating Interest stipulated in the Offering Notice cannot be assumed or met in kind by the Purchaser or Purchasers, the Vendor shall, upon notice from the Purchaser or Purchasers to such effect, set out in an amendment to the Offering Notice its bona fide estimate of the value in cash of the said element of the consideration. In case of a dispute as to the reasonableness of the estimate or as to whether the said element of the consideration is assumable or can be met in kind by the Purchaser or Purchasers, the matter shall be settled by arbitration pursuant to Article 15 hereof. If the equivalent cash consideration determined by the arbitration is lower than the estimate submitted by the Vendor, the cash consideration determined by arbitration shall be the sale price or added to the sale price, as the case may be, for the Participating Interest offered for sale; if the equivalent cash consideration determined by the arbitration is higher than the estimate submitted by the Vendor, the Vendor's estimate shall be the sale price or added to the sale price, as the case may be, for the Participating Interest offered for sale. In the event that there are two (2) or more Purchasers, such Purchasers shall purchase the Participating Interest offered in the ratios they agree upon or, failing agreement, pro rata according to the respective Participating Interests, as of the date of the Offering Notice, of the Purchasers who wish to buy the Participating Interest offered for sale;

(d if the Purchaser does not give notice of acceptance pursuant to Section 15.2(b) at the price and on the terms offered in the Offering Notice, then the Purchasers shall give to the Vendor prior to the conclusion of the Acceptance Period, written approval of those names on the aforementioned list of names to which the Vendor may make the offer to sell on terms not more favourable than offered to the Purchasers in the Offering Notice, such approval not be unreasonably withheld. The Parties hereto acknowledge that it shall be reasonable for the Purchasers to withhold consent in the event:

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(i the person has been found to be guilty of committing a crime under the Criminal Code (Canada) or under other similar legislation in any other jurisdiction,

(ii the person has been adjudged to be responsible for improper business activity based upon a finding of dishonesty or unconscionable practices,

(iii the sale would prevent the continuation of approval or other permission necessary to pursuant to this Agreement, or

(iv the person is not responsible or bona fide in the opinion made in good faith, of the Purchasers;

(e the Vendor shall be entitled to offer for sale and sell the Participating Interest referred to in the Offering Notice to any of the approved persons within a period of one hundred twenty (120) days after the expiration of the Acceptance Period at a price equal to or greater than the price stated in the Offering Notice and upon other terms and conditions not less favourable to the Vendor than those stated in the Offering Notice;

(f if the Vendor does not sell, assign, transfer, convey or otherwise dispose of a Participating Interest or undivided part thereof by one of the methods provided for in this Section 15.2, then any subsequent sale of the Participating Interest or any undivided part thereof which the Vendor wishes to make, shall again be subject to all of the provisions of this Section 15.2;

(g if any law, regulation or policy of general application of any government in Canada requires the prior approval of such government or any department or agency thereof to permit an acquisition by any Party to whom an interest is offered pursuant to Section 15.2(a), the ninety (90) day period referred to in Section 15.2(b) shall be extended by such additional number of days as may be reasonable in the circumstances, provided that the person intending to acquire the interest diligently pursues all reasonable measures to obtain such approval or authorization;

(h section 15.2 shall not apply as a result of any conveyance resulting from the application of the remedial provisions of any pledge or encumbrance permitted by Section 3.8 hereof by pledgee or encumbrance (subject to the rights of the other Parties as referenced in Section 3.8(b)).

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Sale of Shares

15.3 (a If the Vendor sells, assigns, transfers, conveys or otherwise disposes of its Participating Interest to a Purchaser in a circumstance which would otherwise be an exempt transaction within the provisions of Section 15.2 and has, at the time of the otherwise exempt transaction, as one of its objectives, the proof of which shall be upon the Party seeking to challenge the status of the transaction, the intention of the eventual disposition, directly or indirectly, of the Vendor's Participating Interest to a person other than the Purchaser or an Affiliate thereof, the Vendor shall not be entitled to rely upon Section 15.2 and the transaction shall not be an exempt transaction for purposes of that Section;

(b Without limitation, a Party shall be deemed to have had the objective described in Section 15.3(a) if, within one (1) year from the date of the otherwise exempt transaction, a controlling interest in the shares or other evidences of ownership of the Purchaser is assigned, transferred, conveyed or otherwise disposed of to any person other than an Affiliate of the Purchaser;

(c Any sale, assignment, transfer, conveyance or other disposition of a Party's Participating Interest that would, but for the provisions of this Section 15.3, be an exempt transaction shall be made in accordance with Section 15.1. Without limiting any remedies available at law to any Party, if such a transaction is made or intended to be made other than in accordance with Section 15.1, the Vendor and Purchaser shall be liable to an injunction to prevent or prohibit such transaction and/or a mandatory injunction or other order to cause the reconveyance by the Vendor of the Purchaser's Participating Interest conveyed under such transaction and/or such other order, decree or judgement as may seem appropriate to a court of competent jurisdiction;

(d No Party shall have the right to object to or take any proceedings in respect of, any transaction made or purported to be made pursuant to Section 15.2 on the grounds that such transaction is, by reason of this Section 15.3, not an exempt transaction unless such objection is made known to the Assignor within two (2) years of the date of such transaction.

Transfer of Interest in the Properties

15.4 Any and all sales, assignments, transfers or dispositions made by any Party (or its successors in interest) of its Participating Interest shall be subject to the terms, covenants and conditions of this Agreement and all applicable laws and regulations. The terms of this Agreement shall be deemed to be covenants running with the Participating Interest acquired hereunder and with all such sales, assignments, transfers or dispositions thereof The Parties shall require any and all transferees of a Participating Interest to execute a counterpart of this

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Agreement thereby agreeing to be bound by the terms and provisions of this Agreement in the same manner and to the same extent as though the transferee had been a Party in the first instance.

Partition

15.5 Each of the Parties hereby waives the benefit of all provisions of law, as now in effect, or as enacted in the future, relating to actions for partition or sale of real and personal property and agrees that it will not resort to any action at law or in equity to partition or sell any real or personal property subject to this Agreement.

Minimum Interest

15.6 No Party shall in any circumstances be entitled to sell, transfer or otherwise dispose of less than a five (5%) percent Participating Interest or any Participating Interest which would result in the transferor having a Participating Interest of less than five (5%) percent.

ARTICLE 16

TERM AND MODIFICATION

Term of This Agreement

16.1 This Agreement shall remain in full force and effect for so long as more than one Party holds a Participating Interest in the Joint Venture Property, and so long as the foregoing is applicable, the term of this Agreement shall be from the Effective Date until the latest of:

(a the date upon which the mineral dispositions for all of the Program Lands have terminated;

(b the date upon which the Parties completely fulfil all obligations to decommission and reclaim the Joint Venture Property which may be imposed by law or by the terms of any mineral lease or surface lease; and

(c the date upon which the Parties complete the salvage and liquidation activities.

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Effect of Termination

16.2 The termination of this Agreement and the distribution of the Joint Venture Property shall not relieve the Parties hereto from any obligations accruing to them under this Agreement or In consequence of operations performed pursuant to this Agreement prior to the expiration or termination date.

ARTICLE 17

DISPUTE RESOLUTION

Settlement of Disputes

17.1 Subject to Section 17.3 hereof, in the event any difference or dispute shall arise between the Parties in respect of this Agreement, other than any difference or dispute concerning the establishment of Annual Exploration Programs, Annual Production Programs or the establishment of Project Areas and all matters involved in the establishment of the Approved Development Program, or in the event an Independent Consultant is specifically provided for in this Agreement, such difference or dispute shall be submitted to arbitration (under and pursuant to the Arbitration Act of the Province of Alberta). Such arbitration may be initiated by any Party by giving written notice to the Operator and all other Parties and failing the agreement of the Parties upon a suitable arbitrator within thirty (30) calendar days after receipt of the aforesaid notice by all Parties, then an arbitrator shall be a Judge of the Supreme Court of Alberta Queen's Bench as provided in the Arbitration Act. The arbitrator so appointed shall sit in Alberta, unless there is unanimous agreement of the Parties that he shall sit at another place in the Province of Alberta and shall hear and dispose of such dispute in such manner as the arbitrator, in his discretion, shall determine, but in so doing he shall be required to receive the submissions of the Parties. The decision of the arbitrator shall be rendered in writing with all reasonable speed and shall be final and binding upon the Parties and shall not be subject to appeal or to review by certiorari or otherwise, by any court or tribunal whatsoever.

Cost of Arbitration

17.2 Unless the Parties agree to share the costs of arbitration in the same ratio as they hold Participating Interests (or in some other ratio agreed upon), the arbitrator shall determine what part of the costs and expenses incurred in any such proceeding shall be borne by each Party participating in the arbitration.

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Independent Consultant

17.3 Notwithstanding Section 17.1 hereof, and unless specifically provided for elsewhere in this Agreement, in the event a decision is required to be made by the Management Committee or the Parties in order to proceed with or continue with the development and/or Production of and from the Program Lands and the said decision of the Management Committee or the Parties requires a vote of greater than fifty (50%) percent, and in the event the Management Committee or the Parties are unable to make a decision in that regard, each of the Parties shall submit a proposed resolution, motion or Plan and Budget, as the case may be, to an Independent Consultant, within thirty (30) days of the Management Committee meeting or meeting of the Parties whereat the required consensus could not be achieved, who shall decide what motion, resolution or Plan and Budget is in best accordance with good mining practice in Canada and Ghana and the Approved Development Program if applicable and the said resolution or Plan and Budget shall be deemed to be approved hereunder. The decision of the Independent Consultant shall be rendered in writing with all reasonable speed and shall be final and binding upon the Parties and shall not be subject to appeal or to review by certiorari or otherwise, by any court or tribunal whatsoever.

ARTICLE 18

CONFIDENTIALITY

Information

18.1 The Parties agree that all information they may receive as a result of or in connection with the work carried out under the provisions of this Agreement shall be the exclusive property of the Parties, shall be classified as secret and treated as proprietary and shall not be shared or traded with others without the prior consent of the Parties then having a Participating Interest, such consent not to be unreasonably withheld provided the third parties execute a written confidentiality undertaking. Notwithstanding the foregoing, any Party may at any time and without the consent of the other Parties make a disclosure that would otherwise be prohibited by the foregoing if such disclosure is required by virtue of any law or regulation to which it is subject or made to an Affiliate or, where necessary or advisable, to consultants, financial advisors, lenders or a potential bona fide purchaser or transferee of an interest under Section 15.1 or 15.2 hereof or Product or, when required by bylaw, policy or other rule, to securities regulatory bodies having jurisdiction and stock exchanges; and excepting that each such Affiliate, consultant, financial advisor, lender or any potential bona fide purchaser or transferee of a Participating Interest under Section 14.1 or 14.2 hereof or Product shall, prior to any disclosure, be required to provide a written confidentiality undertaking. Furthermore, each Party shall endeavour on a best efforts basis to restrict the disclosure of information required to a potential purchaser of Product or of a Participating Interest hereunder to the information required to finalize the sale;

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(a notwithstanding any other provision of this Section 18.1, the Operator may make a disclosure:

(i if such disclosure is required by virtue of any law or regulation to which it is subject,

(ii if such disclosure is considered in the opinion of the Operator to be in the best interests of the Joint Venture, in the event the circumstances require same, however the Operator shall endeavour to consult With each Party If possible before so proceeding and it shall distribute a written summary of the disclosure or a written text of its press release, as the case may be, to the Parties immediately thereafter, or

(iii if such disclosure is necessary for the Operator to enter into contracts, however the Operator shall in such event obtain a written confidentiality undertaking in advance from each party privy to the aforesaid confidential information, but shall otherwise be prohibited from making any disclosure or statement to the media or to issue any press release respecting any thing or matter arising from this Agreement without the prior written consent of the Management Committee and in such event, copies of any such statement or release shall be transmitted to each of the Parties in the most expeditious manner.

Survival

18.2 Notwithstanding anything contained in this Agreement, the obligations contained in this Article 18 shall be binding upon any party which formally was a Party and shall, for a period of three (3) years thereafter survive any expiration, termination or assignment of this Agreement or any assignment, transfer, conveyance, other disposition or forfeiture of rights or a Participating Interest hereunder by any Party.

ARTICLE 19

FORCE MAJEURE

Suspension of Obligations

19.1 (a The obligations, save for payment of a Cost Share of a Program, of the Operator or any Party shall be suspended as to any portion of the Program Lands for the reasons and causes and during the time and to the extent that the same or similar obligations are suspended under any lease or other instrument covering such portion of such Land and shall be suspended during such time and to the extent that the performance of its obligation is prevented, in whole or in part, by strikes, lockouts, acts of God, actions of

- 45 -

elements, laws, rules and regulations of governmental bodies or agencies thereof, unavoidable accidents, delays in transportation, inability to obtain or delay in obtaining necessary materials, facilities, and equipment in the open market, or any other cause, except financial, whether similar or dissimilar to those specifically enumerated, beyond the reasonable control of the Operator or such Party, as the case may be.

(b In the event that any such cause should arise, the Party affected shall, as soon as practical, advise the other Parties in writing of the occurrence of such cause and shall take such actions as may reasonably be available to it to endeavour to eliminate such cause, lockouts or other labour difficulties contrary to its wishes.

ARTICLE 20

MISCELLANEOUS

Construction of Agreement

20.1 This Agreement shall be interpreted and construed in accordance with the laws in force from time to time in the Province of Alberta and this Agreement shall be deemed to have been executed in the Province of Alberta. If any provisions of this Agreement is in conflict or inconsistent with the applicable law, then that provision shall be severed from the Agreement and an equitable adjustment shall be made and necessary further provisions shall be agreed upon so as to give effect to the intention of the Parties as expressed in this Agreement at the time of its execution.

Liquidation of Assets and Decommissioning

20.2 (a Subject to Section 20.2(b) and 11.1(b) hereof, upon the final cessation of mining and milling activities under this Agreement and provided additional commercial quantities of Minerals have not been discovered and no custom milling arrangement is available which would be in the best interests of the Joint Venture, the Parties shall salvage and liquidate the Joint Venture Property and complete all required decommissioning, including environmental cleanup. The proceeds from such salvage and liquidation shall be distributed, after deducting the costs related thereto, to the Parties according to their Participating Interests at the time of liquidation;

(b Notwithstanding Section 20.02(a) hereof, in the event the Parties to this Joint Venture Agreement wish to purchase all of the saleable assets of the Joint Venture, they shall provide written notice to the other Parties within sixty (60) days of the cessation of mining and milling activities. In the event only one (1) Party wishes to purchase the subject assets, they shall be obligated to purchase those assets at fair market value and in the absence of an agreement between the Parties as to what constitutes fair market value, the matter shall be referred to arbitration. In the event more than one (1) Party

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wishes to purchase the subject assets, each Party shall be required to tender a sealed bid with respect to the purchase of the assets to an agreed depository. The said tenders shall then be opened and the Party with the highest tender shall be obligated to purchase all of the assets. Any disputes with respect to the aforesaid procedure shall be resolved by a reference to arbitration.

ARTICLE 21

NOTICES

21.1 (a Except as otherwise specified herein any notice hereunder shall be given in writing, by delivery in person to a named representative or alternate or by delivery by mail, telefax, telex, telecopier or telegraph, properly addressed to each Party to whom such notice is given, with postage and charges prepaid. A notice given under any provision hereof shall be deemed given only when received by the Party to whom such notice is directed;

(b Each Party's proper address shall be the following until such Party specifies another address by written notice to all other Parties:

GR: Golden Rule Resources Ltd.
Suite 1450
125-9th Avenue S.E.
Calgary, Alberta
T2G 0P6

Attention: President

TYS: Tyler Resources Inc.
Suite 1455
125-9th Avenue S.E.
Calgary, Alberta
T2G 0P6

Attention: President

Further Acts

21.2 The Parties shall from time to time and at all times do such further acts and things and execute all such further documents and instruments as may be reasonably required in order to carry out and implement the true intent and meaning of this Agreement.

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Successors and Assigns

21.3 This Agreement shall enure to the benefit of and shall be binding upon the Parties hereto and their respective successors and assigns as permitted.

Time of Essence

21.4 Time shall be of the essence of this Agreement.

Amendments

21.5 No modification, variation, amendment or termination by mutual consent, of this Agreement, and no waiver of the performance of any of the responsibilities of any of the Parties to this Agreement shall be effected unless such action is taken in writing, executed by all of the Parties hereto, excepting that the foregoing shall not apply where an express provision of this Agreement permits such modification, variation, amendment or termination pursuant to a Management Committee Vote or pursuant to any other means and in such instance the said provision shall apply.

Entire Agreement

21.6 All of the agreements and understandings between the Parties with respect to the Joint Venture and with respect to any Program Lands are embodied in this Agreement which supersedes all prior agreements and understandings between the Parties with respect to the Joint Venture and with respect to any Program Lands, excepting that:

(a) all prior agreements and understandings between the Parties shall continue to be applicable and of full force and effect as they pertain to representations made by the Parties as to the status of the Program Lands (such to include, without restricting the generality of the foregoing, representations as to clear title, encumbrances, royalties and liens); and

(b) all prior agreements and understandings between the Parties shall remain in full force and effect as it pertains to the obligations between the Parties which arose prior to the Effective Date of this Agreement.

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Covenants Run With the Property

21.7 The benefit and obligation of the provisions of this Agreement shall be considered to be covenants running with the Participating Interests of each of the Parties in the Joint Venture Property and, accordingly, no Party shall sell, assign, transfer, convey or otherwise dispose of any part of its Participating Interest except subject to the terms of the Agreement.

Formal Transfers

21.8 In connection with the transfer of any interest in the Joint Venture Property pursuant to a sale, assignment, transfer, conveyance or other disposition made pursuant to this Agreement, the Parties shall from time to time execute and deliver such instruments in recordable form as may be required to formally effect such transfer and to evidence or record such transfer. In addition, the Parties shall execute such further agreements, conveyances, assurances or other instruments as may be reasonably requested by any Party to effectuate the intent of any provision of this Agreement.

Severability

21.9 Each of the covenants, provisions, articles, sections, subsections and other subdivisions hereof is severable from every other covenant, provision, article, section, subsection and subdivision and the invalidity or unenforceability of any one or more covenants, provisions, articles, sections, subsections or subdivisions of this Agreement shall not affect the validity or enforceability of the remaining covenants, provisions, articles, sections, subsections and subdivisions hereof.

IN WITNESS WHEREOF the Parties have affixed their corporate seals duly attested to by their proper officers as at the day and year first above written.

GOLDEN RULE RESOURCES LTD.

Dated at Calgary, Alberta, this 30th day of October, 1998.

PER: ____________ PER: ____________

Position: Director Position: Treasurer

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TYLER RESOURCES INC.

Dated at Calgary, Alberta, this 30th day of October, 1998.

PER: [signature] PER: B. O'Neill

Position: President Position: Secretary

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SCHEDULE "A"

PROGRAM LANDS

Attached to and forming part of the **MEXICO JOINT VENTURE AGREEMENT** (the "Agreement") dated August 1, 1993 between Golden Rule Resources Ltd. ("GR") and Tyler Resources Inc. ("TYS").

ORIGINAL

ESTADOS UNIDOS MEXICANOS

SECRETARIA DE ENERGIA, MINAS E INDUSTRIA PARAESTATAL

DIRECCION GENERAL DE MINAS

TITULO

DE

CONCESION MINERA

DE EXPLORACION

NUMERO [redacted]

AGENCIA [redacted]

EXP. NUM. [redacted]

CONCESIONARIO

[redacted]

AÑO DE

[redacted]

LOCALIZACION

PUNTO DE PARTIDA MOJONERA DE 0.60 X 0.60 m. DE SECCION Y 1.00 m. DE ALTURA LOCALIZADA EN EL FLANCO SUR, DEL CERRO CALOSO O CERRO DE LAS MINAS LA REFORMA, AL NW Y 500 m. EXTREMO OESTE DEL CASERIO LA REFORMA Y AL NE A 500 m. DEL CASERIO PIEDRA VERDE, AL NORTE Y 600 m. DEL ARROYO LA REFORMA.

MOJONERAS DE LOCALIZACION CONSTRUIDA ESPECIALMENTE.

RELACION DE LA MOJONERA DE LOCALIZACION AL PUNTO DE PARTIDA SW 47o 18' 20" Y 8,385.896 m.

RELACION DEL PUNTO DE PARTIDA AL PUNTO DEL PERIMETRO

A	ESTE	Y	4,163.458	m.
A-1	NORTE	Y	5,686.390	m.

LADOS	RUMBOS	LONGITUDES	COLINDANCIAS
1 - 2	NORTE	2,500.00 m.	TERRENO LIBRE
2 - 3	ESTE	2,000.00 m.	" "
3 - 4	SUR	2,500.00 m.	" "
4 - 1	OESTE	2,000.00 m.	" "

LIGAS DE P.P. SOL. A:

M. A. (N.L. REFORMA DOS E- 2106) SE 63o 20' 43" Y 41.66 m.

VISUALES TOMADAS DESDE LA M. A. A:

CERRO DEL CHANGO	NE 81o 00' 17"
CERRO DEL CHAPOTAL	SE 29o 04' 43"
CERRO DE LOS BRASILES	SW 17o 31' 17"

eip.

DE CONFORMIDAD CON LOS ARTICULOS 33 PARRAFO QUINTO Y 50 FRACCION II DE LA LEY REGLAMENTARIA DEL ARTICULO 27 CONSTITUCIONAL EN MATERIA MINERA, EL CONCESIONARIO TIENE LA OBLIGACION DE REALIZAR EN EL AREA AMPARADA POR SU CONCESION EL SIGUIENTE PROGRAMA DE EXPLORACION, DENTRO DE LOS PLAZOS Y CONDICIONES QUE SE SEÑALAN:

DE CONFORMIDAD CON LO DISPUESTO POR EL ARTICULO 76 DEL REGLAMENTO DE LA LEY MINERA VIGENTE, EL CONCESIONARIO ESTARA OBLIGADO A REALIZAR UN PROGRAMA DE TRABAJOS POR UN MONTO MINIMO ANUAL DE :

1er.	AÑO	$	9'823,000.00	3,350
2do.	AÑO	$	33'813,000.00	13,260
3er.	AÑO	$	69'835,500.00	[illegible]

INV. TOTAL $ 113'471,500.00

ORIGINAL

ESTADOS UNIDOS MEXICANOS

SECRETARIA DE ENERGIA, MINAS E INDUSTRIA PARAESTATAL
SUBSECRETARIA DE MINAS
DIRECCION GENERAL DE MINAS

TITULO DE CONCESION MINERA DE EXPLORACION

NUMERO	AGENCIA	EXP. NUM.
[redacted]	[redacted]	[redacted]

NOMBRE DEL LOTE

[redacted]

VIGENCIA

DEL [redacted] AL [redacted]

El Ejecutivo Federal, con fundamento en lo preceptuado por el artículo 27, párrafo sexto, de la Constitución Política de los Estados Unidos Mexicanos, y de acuerdo con lo establecido por la Ley Minera y su Reglamento, expide por conducto de la Secretaría de Energía, Minas e Industria Paraestatal el presente TITULO DE CONCESION MINERA, sin perjuicio de tercero.

DATOS DE LA CONCESION MINERA

CLASE DE CONCESION:	EXPLORACION
NUMERO DE TITULO:	198096
NOMBRE DEL LOTE O LOTES AL QUE SUSTITUYE Y NUMERO DE TITULO:	
TITULAR O TITULARES:	LUIS PALAFOX JAUREGUI
NOMBRE DEL LOTE:	LA CARDELEÑA
SUPERFICIE:	74.8676 Has.
MUNICIPIO Y ESTADO:	SUAQUI GRANDE, SON.

LOCALIZACION DEL LOTE MINERO

PUNTO DE PARTIDA ORIGEN:

La mojonera o señal
reglamentaria se localiza en: AL SW Y 2 KMS. DEL POBLADO DE SUAQUI GRANDE.

DISTANCIA			RUMBO	Nombre de poblados o accidentes topográficos (cerros, arroyos, cañadas, etc.)
A	1,700.0000	MTS. AL	SE	DEL CERRO EL VIGIA.
A	5,000.0000	MTS. AL	NW	DEL CERRO BUENAVISTA.

PUNTO DE PARTIDA DEFINITIVO:

		Gra Min Seg		Gra Min Seg
COORDENADAS GEOGRAFICAS:	Latitud N.	28° 23' 21.0000"	Longitud W.G.	109° 54' 30.0000"

LIGAS TOPOGRAFICAS A LOTES MINEROS COLINDANTES:

Nombre del Lote o Vértice	No. de título o expediente	Rbo	Gra Min Seg	Mts.
LOS COCHIS	T-183583	NE	71° 5' 34"	1,693.240

PERIMETRO:

LINEA AUXILIAR:

	Rbo Gra Min Seg	Mts.
LINEA AUXILIAR DEL P.P. ORIGEN AL PUNTO 1	Oeste	500.000

LADOS, RUMBOS Y DISTANCIAS HORIZONTALES:

LADOS	Rbo Gra Min Seg	Mts.	LADOS	Rbo	Gra Min Seg	Mts.	LADOS	Rbo	Gra Min Seg	Mts.
1 - 2	Norte	48.672								
2 - 3	Este	1,000.000								
3 - 4	Sur	748.672								
4 - 5	Oeste	1,000.000								
5 - 1	Norte	700.000

Dado en la Ciudad de México, Distrito Federal, a los 24 días del mes de septiembre de mil novecientos noventa y tres.

EL SUBSECRETARIO DE MINAS

Lic. Carlos Pérez García

EL DIRECTOR GENERAL DE MINAS

Lic. José I. Villanueva Lagar

Inscrito bajo el acta número 156, a fojas 78, del volumen 276 del Libro de CONCESIONES MINERAS del Registro Público de Minería, en la Ciudad de México, Distrito Federal, a los 30 días del mes de septiembre de mil novecientos noventa y tres.

EL REGISTRADOR PUBLICO DE MINERIA

Lic. Inés Acevedo Solís

ORIGINAL

ESTADOS UNIDOS MEXICANOS

SECRETARIA DE ENERGIA, MINAS E INDUSTRIA PARAESTATAL
SUBSECRETARIA DE MINAS
DIRECCION GENERAL DE MINAS

TITULO
DE
CONCESION MINERA
DE EXPLORACION

NUMERO	AGENCIA	EXP.NUM.
[redacted]	[redacted]	[redacted]

NOMBRE DEL LOTE

[redacted]

VIGENCIA

DEL [redacted] AL [redacted]

El Ejecutivo Federal, con fundamento en lo preceptuado por el artículo 27, párrafo sexto, de la Constitución Política de los Estados Unidos Mexicanos, y de acuerdo con lo establecido por la Ley Minera y su Reglamento, expide por conducto de la Secretaría de Energía, Minas e Industria Paraestatal el presente TITULO DE CONCESION MINERA, sin perjuicio de tercero.

DATOS DE LA CONCESION MINERA

CLASE DE CONCESION:	EXPLORACION
NUMERO DE TITULO:	197850
NOMBRE DEL LOTE O LOTES AL QUE SUSTITUYE Y NUMERO DE TITULO:	
TITULAR O TITULARES:	DANIEL CANO ALVARADO
NOMBRE DEL LOTE:	EXOTICA
SUPERFICIE:	192.6165 Has.
MUNICIPIO Y ESTADO:	SUAQUI GRANDE, SON.

LOCALIZACION DEL LOTE MINERO

PUNTO DE PARTIDA ORIGEN:

La mojonera o señal
reglamentaria se localiza en: AL NW Y 5.5 KMS. DEL POBLADO EL REALITO.

DISTANCIA				RUMBO	Nombre de poblados o accidentes topográficos (cerros, arroyos, cañadas, etc.)
A	5,500.0000	MTS.	AL	SW	DEL POBLADO LA DURA.
A	2,200.0000	MTS.	AL	SE	DEL CERRO SAN FELIPE.

PUNTO DE PARTIDA DEFINITIVO:

		Gra Min Seg		Gra Min Seg
COORDENADAS GEOGRAFICAS:	Latitud N.	28° 22' 13.0000"	Longitud W.G.	109° 39' 19.0000"

LIGAS TOPOGRAFICAS A LOTES MINEROS COLINDANTES:

Nombre del Lote o Vértice	No. de título o expediente	Rbo	Gra Min Seg	Mts.
CUATRO HERMANOS 4	82/12470	NE	23° 5' 32"	3,029.991

PERIMETRO:

LINEA AUXILIAR:

	Rbo Gra Min Seg	Mts.
LINEA AUXILIAR DEL P.P. ORIGEN AL PUNTO 1	Sur	400.000

LADOS, RUMBOS Y DISTANCIAS HORIZONTALES:

LADOS	Rbo Gra Min Seg	Mts.	LADOS	Rbo	Gra Min Seg	Mts.	LADOS	Rbo	Gra Min Seg	Mts.
1 - 2	Oeste	1,200.000								
2 - 3	Norte	963.082								
3 - 4	Este	2,000.000								
4 - 5	Sur	963.082								
5 - 1	Oeste	800.000

Dado en la Ciudad de México, Distrito Federal, a los 17 días del mes de septiembre de mil novecientos noventa y tres.

EL SUBSECRETARIO DE MINAS

Lic. Carlos Pérez García

EL DIRECTOR GENERAL DE MINAS

Lic. José I. Villanueva Lagar

Inscrito bajo el acta número 270, a fojas 135, del volumen 275 del Libro de CONCESIONES MINERAS del Registro Público de Minería, en la Ciudad de México, Distrito Federal, a los 23 días del mes de septiembre de mil novecientos noventa y tres.

EL REGISTRADOR PUBLICO DE MINERIA

Lic. Inés Acevedo Solís

- 1 -

SCHEDULE "B"

MAP OF PROGRAM LANDS

Attached to and forming part of the **MEXICO JOINT VENTURE AGREEMENT** (the "Agreement") dated August 1, 1993 between Golden Rule Resources Ltd. ("GR") and Tyler Resources Inc. ("TYS").

CANADA
Vancouver
Calgary
U.S.A.
Tucson
Hermosillo
BAHUERACHI PROPERTY
MEXICO
Mazatlan
Mexico City

SAN DIEGO
TIJUANA
YUMA
TUCSON
NOGALES
BAJA
GULF
HERMOSILLO
LA CARDELEN PROPERTY
EXOTICA PRO
PACIFIC
OCEAN
GUAYMAS
BAHUERACHI PROPERTY
CALIFORNIA
CALIFORNIA
LA PAZ

- 1 -

SCHEDULE "C"

ACCOUNTING AND FINANCIAL PROCEDURE FOR JOINT OPERATIONS

Attached to and forming part of the **MEXICO JOINT VENTURE AGREEMENT** (the "Agreement") dated August 1, 1993 between Golden Rule Resources Ltd. ("GR") and Tyler Resources Inc. ("TYS").

STATEMENT OF INTENT

The purpose of this Accounting Procedure is to establish methods for determining charges and credits applicable to any Program, which should prove fair and equitable as between the Parties and the Operator, it being intended that the Operator should neither gain nor lose by reason of the fact that it acts as Operator.

I. GENERAL PROVISIONS

1.1 Definitions

Words and phrases defined in the Agreement to which this is a Schedule shall have the same meanings in this Schedule as in the Agreement and, in addition, within this Schedule namely the following words and phrases shall have the meanings assigned;

a) "Contractor" means the person or corporation so designated as having the prime contractual responsibility for conducting specific activities or operations under the general direction of Operator.

b) "Controllable Material" means the material which is ordinarily so classified and controlled as mutually agreed.

c) "Joint Account" means the account showing the charges and credits accruing because of an Approved Exploration Program or Approved Development Program which are to be shared by the Parties pursuant to the Agreement.

d) "Material" means personal property, equipment or supplies acquired or held for use on Joint Venture Property.

- 2 -

2. Statements, Cash Calls and Billings

The Operator shall bill Non-Operators for their Cost Share of actual expenditures in accordance with this Schedule on either a monthly, quarterly, semi-annual or annual basis. The invoice shall be accompanied by a statement indicating the net total of charges and credits to the Joint Account for such period, summarized in appropriate classifications except that Controllable Material and unusual charges shall be detailed; and if requested by a Non-Operator, the particulars of the charges and credits. The Operator may require each party to advance its respective share of the estimated cash outlay for a current month's operation. Each such cash call shall be made at least fifteen (15) days prior to the end of the month preceding the month for which the call is made and shall be paid on or before the 15th day of the month for which the cash call is made. Payment of Cost Shares shall be made within twenty (20) days of receipt of the Invoice (the "Due Date") or Interest will accrue. If cash calls exceed $100,000 for a monthly period the funds shall be deposited to a separate interest bearing account and any accrued interest shall be for the benefit of the Parties.

3. Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided however all bills and statements rendered to Non-Operators by the Operator during any fiscal year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such fiscal year, unless within the said period a Non-Operator takes written exception thereto and makes claim on the Operator for adjustment. No adjustment favourable to the Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from the taking of an inventory of the Joint Venture Property as provided in this Schedule.

4. Audits

A. Unless otherwise unanimously agreed by the Parties, an audit of the Joint Account shall be conducted at least once each year by a Canadian firm of chartered accountants selected and engaged by the Operator. The cost of such audit shall, only to the extent that it is related to the Program hereunder, be chargeable to the Joint Account. Copies of audit reports shall be provided to the Non-Operators.

B. A Non-Operator, upon notice in writing to the Operator and all other Non-Operators, shall have the right to audit the Operator's accounts and records relating to the Program hereunder for any Operating Year within the twenty-four (24) month period following the end of such year; but such audit shall not extend the time for the taking of written exception to and the adjustment of

- 3 -

accounts. A request for such an audit shall be reasonable so as to minimize administrative problems for the Operator. Where there are two or more Non-Operators, the Non-Operators shall be limited to one per twelve-month period. Non-Operator's audit cost incurred under this subparagraph shall not be charged to the Joint Account but shall be payable by the Non-Operators performing the audit.

5. Geographic Areas

The Operator shall maintain accounting records by distinct geographic areas in which work is being carried on. Such accounts by geographic area shall be compatible with the provisions of the Agreement and in particular with the budget categories established from time to time so as to facilitate comparisons of budgets to actual expenses. Upon the designation of a Project Area, the accounts for that Project Area shall be clearly designated and summarized. The Operator shall make a reasonable allocation of exploration funds applicable to locating and defining the Project Area as a starting point for further accounting by Project Areas.

II. DIRECT COSTS

1. Definition of Direct Costs

Direct Costs charged to the Joint Account are restricted to proper expenditures and costs which are incurred directly in, or are incidental but unavoidably related to, the Programs carried on by the Operator pursuant to the Agreement.

2. List of Direct Costs

a) Contractor's and consultant's charges;

b) Labour costs, including the salaries, wages and benefits paid, such benefits not to exceed 16% of labour costs if approved in the Budget and then provided by the Operator, to those of its employees who are directly engaged in any Program, including senior management and supervisory staff and clerical and similar personnel whose duties relate in part to the Programs and in part to other Projects in which the Operator is involved, and including technical employees such as geologists and engineers temporarily assigned to and directly engaged in the Program;

- 4 -

c) Goods and Materials;

d) Transportation of personnel and Materials;

e) Services and utilities for the Project;

f) Capital equipment costs;

g) Repair, maintenance and replacement of Joint Venture Property;

h) Legal services directly related to the Project, including staff lawyers or outside counsel generally employed by the Operator;

i) Taxes, except taxes on income;

j) Insurance;

k) Royalties and option payments;

l) Permits, fees and other charges paid to governmental authorities;

m) Expenditures by a Non-Operator which have been approved by the Management Committee;

n) Other charges or costs as may be approved in advance by the Management Committee.

III. INDIRECT CHARGE

1. Indirect Charge

The Operator shall charge the Joint Account in lieu of indirect costs a percentage of all proper direct costs charged to the Joint Account as indicated below (the Management Committee may review and modify any of these terms annually by mutual consent):

a) Exploration Work:

i) Ten (10%) percent of Operator's costs of conducting exploration work outlined in Section II excluding those costs and expenses referred to in paragraphs 2(k) and 2(m) for the first $1,000,000 of annual expenditures and five (5%) percent for amounts exceeding $1,000,000.

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ii) Ten (10%) percent of the direct costs outlined in Section II, paragraph 2(a) for the amount of contractors' charges under fifty thousand dollars ($50,000) per contract and five (5%) percent of the direct costs outlined in Section II, paragraph 2(a) for the amount of contractors' charges in excess of fifty thousand dollars ($50,000) per contract.

b) Development work:

* per cent (*%) of the Operator's direct costs of conducting an Approved Development Program.

c) Production:

* per cent (*%) of the Operator's direct costs of Production.

* To be determined at a later date by mutual agreement of the parties and failing that, in accordance with the provisions of Article XVI of the Agreement.

2. Amendment of the Indirect Charge

The indirect charge and the exclusion of an indirect charge from specified direct costs, both as described in Subsection 1, may be amended from time to time by unanimous agreement of the Parties.

IV. BASIS OF CHARGES TO JOINT ACCOUNT

Subject to the provisions of this Section IV, the Operator will procure through arm's length transactions all material and services for the Program. At the option of the Management Committee, a Non-Operator may supply Material or services for the Program.

1. Purchase

Material purchased and services procured shall be charged at the price paid by Operator after deduction of all discounts actually received.

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2. Material Furnished from Operator's Warehouse or Other Properties

A. New Material (Condition "A")

1) New Material shall be classified as Condition "A" and priced at the current replacement cost of the same kind of Material, effective at date of movement and f.o.b. the supply store or railway receiving point nearest the Program Lands where Material of the same kind is normally available.

2) The Joint Account shall not be credited with cash discounts applicable to prices provided for in this paragraph 2 of Section IV.

B. Used Material (Condition "B" and "C")

1) Material in sound and serviceable condition and suitable for reuse without reconditioning shall be classified as Condition "B" and priced at 75% of the current price of new Material.

2) Material which is not suitable for its original function until after reconditioning shall be furnished to the Joint Account under one of the two methods defined below:

a) Classified as Condition "B" and priced at 75% of the current price of the new Material. The cost of reconditioning shall be absorbed by the Operator.

b) Classified as Condition "C" and priced at 50% of current price of new Material. The cost of reconditioning shall be charged to the Joint Account, provided Condition "C" value plus cost of reconditioning does not exceed Condition "B" value.

3) Obsolete Material and Material which cannot be classified as Condition "B" or Condition "C" shall be priced at a value commensurate with its use. Material no longer suitable for its original purpose but usable for some other purpose shall be priced on a basis comparable with that if items normally used for such other purpose.

4) Material involving erection costs shall be charged at the applicable percentage of the current knock-down price of new Material.

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3. Premium Prices

Whenever Material is not readily obtainable at prices specified in paragraphs 1 and 2 of this Section IV because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in procuring such Material, in making it suitable for use, and in moving it to the Program Lands, provided that notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, after notifying the Operator within ten (10) days after receiving notice from the Operator of an intention to do so to furnish in kind all or part of his share of such Material suitable for use and acceptable to the Operator which Material shall be furnished within a reasonable time.

4. Material Not Warranted by the Operator

Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by the Operator from the manufacturers or their agent.

5. Equipment and Facilities Furnished by the Operator

A. The Operator may charge the Joint Account for use of the Operator's equipment and facilities at rates commensurate with the cost of ownership and operation. Such rates shall include costs of maintenance, repairs, insurance, taxes, depreciation and interest on investment not to exceed twelve (12%) per cent per annum and any other ordinary operating expenses provided such rates shall not exceed comparable rates for similar projects. In lieu of rates based on costs of ownership and operation of equipment and facilities, the Operator may elect to use commercial rates prevailing in the area. Such rates shall be fully documented. Rates for laboratory services shall not exceed those currently prevailing if performed by outside service laboratories.

B. The Operator shall inform Non-Operators in advance of the rates it proposes to charge.

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V. DISPOSAL OF MATERIAL

The Operator may purchase, but shall be under no obligation to purchase, the interest of the Non-Operators in surplus Condition "A" or "B" Material. The disposition of surplus Material not purchased by the Operator shall be subject to agreement between the Operator and the Non-Operators, provided that the Operator shall dispose of normal accumulations of junk and scrap Material either by sale or transfer from the Program Lands.

1. Material Purchased by the Operator or Non-Operator

Material purchased by either the Operator or the Non-Operators shall be credited by the Operator to the Joint Account at the net amount collected by the Operator from the purchaser. Any claim by the purchaser related to such sale shall be charged back to the Joint Account if and when paid by the Operator.

2. Division in Kind

Division of Material in kind, if made between the Operator and any Non-Operators, shall be in proportion to the respective interests in such Material. The proper adjustments shall be made by the Operator in subsequent statements of operation.

Sales to Outsiders

Sales to outsiders of Material from the Joint Venture Property shall be credited by the Operator to the Joint Account at the net amount collected by the Operator from the vendee. Any claim by the vendee related to such sale shall be charged back to the Joint Account if and when paid by the Operator.

VI. BASIS OF PRICING MATERIAL TRANSFERRED FROM JOINT ACCOUNT

Material purchased by either the Operator or a Non-Operator unless otherwise agreed to between the Operator and the Non-Operators shall be priced on the following basis:

1. New Price Defined

New price as used in this Section shall be the price specified for new Material in Section IV.

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2. New Material

New Material (Condition "A"), being new Material procured for the Joint Venture Property but never used, shall be priced at One Hundred per cent (100%) of current new price (plus sales tax, if any).

3. Good Used Material

Good Used Material (Condition "B") shall be priced at:

a) Seventy-five per cent (75%) of the current new price if the Material was originally charged to the Joint Account, as new; or

b) Sixty-five per cent (65%) of the current new price if the Material was originally charged to the Joint Account as second-hand at seventy-five per cent (75%) of the new price.

4. Other Used Material

Used Material (Condition "C") shall be priced at fifty per cent (50%) of the current price.

5. Bad Order Material

Material no longer suitable for its original purpose without excessive repair but usable for some other purpose shall be priced at a price comparable with that of items normally used for such other purpose.

6. Junk Material

Junk Material being obsolete and scrap Material shall be priced at prevailing prices.

7. Temporarily Used Material

When the use of Material is temporary and its use in connection with a Program does not justify the reduction in price as provided for in Subsection 3 or 4 of this Section, such Material shall be priced on a basis that will leave a net charge to the Joint Account consistent with the value of the service rendered.

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8. Delivery and Sales Tax

Material purchased by the Operator or a Non-Operator under Section V or VI shall be subject to any applicable sales tax and the cost of delivering such Material shall be charged to the Joint Account.

VII. INVENTORIES

The Operator shall maintain detailed records of all supplies and Material in a manner consistent with ordinary commercial practice.

1. Periodic Inventories, Notice and Representation

At reasonable intervals, inventories shall be taken by the Operator of the Supplies and Materials which have been charged to the Joint Account. Written notice of intention to take an inventory shall be given by the Operator at least thirty (30) days before any inventory is to begin so that the Non-Operators may be represented when any inventory is taken. Failure of any Non-Operator to be represented at an inventory shall bind that Non-Operator to accept the inventory taken by the Operator.

2. Reconciliation and Adjustment of Inventories

Reconciliation of inventory with the Joint Account shall be made and a list of overages and shortages shall be furnished to the Non-Operators. Inventory adjustments shall be made by the Operator with the Joint Account for overages and shortages, but the Operator shall be held accountable to the Non-Operators only for shortages due to lack of reasonable diligence.

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SCHEDULE "D"

NET PROCEEDS OF PRODUCTION

Attached to and forming part of the **MEXICO JOINT VENTURE AGREEMENT** (the "Agreement") dated August 1, 1993 between Golden Rule Resources Ltd. ("GR") and Tyler Resources Inc. ("TYS").

1. For the purposes of this Agreement, the term "Net Proceeds of Production" shall mean the excess of gross income, from the sale of Minerals derived from the Mine over all expenses properly incurred, determined for each accounting period in accordance with generally accepted accounting principles applied on a consistent basis; the said expenses shall, however, not include income taxes paid or payable under any Provincial or Federal Income Tax Statute on or with respect to the said income but shall, without limitation, include:

   - all working expenses (including smelting and refining) and such administration and overhead expenses as are reasonable and necessary to produce the said gross cash income;

   - all taxes (other than income taxes aforementioned) and royalties imposed, charged or levied upon the Joint Venture Property and the Minerals, mined therefrom whether Federal, Provincial or otherwise;

   - all interest in respect of money borrowed or provided by the Operator for the purpose of placing the Mine in production;

   - depreciation of the cost of any additional equipment and facilities required to mine and process the ore, at such prorated over the estimated life of the orebody.

2. If, in any fiscal year, the expenses referred to in paragraph (i) hereof exceed the said income for any such year, the excess shall be carried forward and be deducted as an expense from the income of the subsequent year or years as the case may be.

3. Operator shall compute the estimated Net Proceeds of Production as of the end of each calendar quarter commencing with the first fall quarter after the Mine is brought into production. On or before the last day of the month following the end of each calendar quarter the Operator shall furnish to the other Parties a statement setting forth in reasonable detail the computation of the other Parties; royalty, if any due it for the previous calendar quarter and shall pay such amount to the other Parties.

   Operator shall, not later than the end of the first calendar quarter occurring after the end of the Operator's accounting year, make a final payment with respect to the Net Proceeds of Production payable for such year, but if amounts have been paid in excess of those to which the other Parties are entitled in any such year, the equivalent amount shall be deducted from the next Net Proceeds of Production payment or payments to which the other Parties are entitled.